UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SLM Corporation

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300 Continental Drive Newark, Delaware 19713

LETTER FROM THE CHIEF EXECUTIVE OFFICER

May 3, 2019

Dear Fellow Stockholders:

Please join us for the SLM Corporation (“Sallie Mae”) 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 20, 2019, at 11:00 a.m. Eastern Daylight Time in our corporate headquarters located at 300 Continental Drive, Newark, Delaware 19713.

Last year, nearly 374,000 students and families trusted Sallie Mae to help them achieve the dream of a higher education. We enter 2019 with significant momentum after another great year highlighted by increased net interest income, growth in our private education loan business, and terrific credit quality. I applaud our more than 1,800 employees and their steadfast commitment to equipping our customers and, more broadly, aspiring minds to achieve the lives they imagine.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and proxy statement. You are being asked to vote on a number of important matters. Your vote is important, regardless of the number of shares you own, and all holders of our Common Stock are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Availability of Proxy Materials or the proxy card you received in the mail.

Thank you for your continued support of Sallie Mae.

Sincerely,

Raymond J. Quinlan

Chairman of the Board of Directors

and Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING

OF STOCKHOLDERS

Date	Time	Place
Thursday June 20, 2019	11:00 a.m. Eastern Daylight Time	Sallie Mae’s Corporate Headquarters 300 Continental Drive Newark, Delaware 19713

Items of Business:

Proposal 1—Elect 12 directors nominated by the Sallie Mae Board of Directors (“Board of Directors”), each for a one-year term, to serve until their successors have been duly elected and qualified;

Proposal 2—Approve, on an advisory basis, Sallie Mae’s executive compensation;

Proposal 3—Ratify the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the year ending December 31, 2019; and

Other Business—Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:

Stockholders of record of the Company’s Common Stock, par value $.20 per share (“Common Stock”), as of the close of business on April 23, 2019, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On April 23, 2019, 432,269,118 shares of Common Stock were outstanding and eligible to be voted.

How to Vote:

Your participation in the Annual Meeting is important. Sallie Mae urges you to take the time to read carefully the proposals described in the proxy statement and vote your proxy at your earliest convenience.

You may vote one of the following ways:

By Telephone 1-800-690-6903
By Internet www.proxyvote.com
By Mail completing and signing the proxy card enclosed and returning it in the envelope provided
In Person bring evidence of your ownership as of April 23, 2019, or a valid proxy showing that you are representing a stockholder

By order of the Board of Directors

Richard M. Nelson

Corporate Secretary

May 3, 2019

2019 Proxy Statement — SLM CORPORATION

300 Continental Drive

Newark, Delaware 19713

The Board of Directors of SLM Corporation (“Sallie Mae,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies for use at Sallie Mae’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our stockholders beginning on or about May 3, 2019. For more information regarding the Annual Meeting process, please review the section entitled “Questions and Answers About the Annual Meeting and Voting” contained at the end of this proxy statement.

The proxy statement and Sallie Mae’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”) are available at https://www.salliemae.com/investors/shareholder-information and https://materials.proxyvote.com. You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713. Sallie Mae will provide a copy of the 2018 Form 10-K without charge to any stockholder upon written request.

OVERVIEW OF PROPOSALS

This proxy statement contains three proposals requiring stockholder action, each of which is discussed in more detail below. Proposal 1 seeks the election of 12 directors nominated by the Board of Directors. Proposal 2 seeks approval, on an advisory basis, of Sallie Mae’s executive compensation. Proposal 3 seeks ratification of the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Each share of Common Stock is entitled to one vote on each proposal or, in the case of the election of directors, on each nominee.

2019 Proxy Statement — SLM CORPORATION    1

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL 1—ELECTION OF DIRECTORS

The Sallie Mae Board of Directors has nominated and recommends 12 individuals for election to our Board of Directors at the Annual Meeting. These individuals are as follows:

Paul G. Child	Marianne M. Keler	Frank C. Puleo	William N. Shiebler
Mary Carter Warren Franke	Mark L. Lavelle	Raymond J. Quinlan	Robert S. Strong
Earl A. Goode	Jim Matheson	Vivian C. Schneck-Last	Kirsten O. Wolberg

Under our Certificate of Incorporation, the size of our Board of Directors may not be fewer than 11 nor more than 16 members. Under our By-Laws, the Board of Directors has the authority to determine the size of the Board of Directors within that range and to fill any vacancies that may arise prior to the next annual meeting of stockholders. The Board of Directors has set the number of members at 12.

Biographical information, qualifications, and experience with respect to each director nominee appear below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes, and other qualifications the Board of Directors has determined support its oversight and management of Sallie Mae’s business, operations, and structure. These qualifications are discussed below, along with biographical information regarding each director nominee, including each individual’s age, principal occupation, and business experience during the past five years. Information concerning each director nominee is based in part on information received from the respective director nominee and in part from Sallie Mae’s records.

All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Our By-Laws provide the election of a director in an uncontested election will be by a majority of the votes cast with respect to a nominee at a meeting for the election of directors at which a quorum is present. Each share of Common Stock is entitled to one vote for each nominee. A director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and shares not voted on the proposal, including broker non-votes, are of no effect.

If any director nominee fails to receive a majority of the votes cast “FOR” his or her election, such nominee will automatically tender his or her resignation upon certification of the election results. The Nominations, Governance and Compensation Committee (the “NGC Committee”) of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the NGC Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

2    SLM CORPORATION — 2019 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

PAUL G. CHILD Former Office Managing Partner, Salt Lake City, Deloitte LLP

Professional Highlights:

•  Office Managing Partner, Salt Lake City, Deloitte LLP—1995 to 2008; Professional Practice Director, Salt Lake City—1989 to 1995; Audit Partner—1983 to 2008; various positions—1971 to 1983

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2009 to present

•  Member, Board of Governors, Salt Lake Chamber of Commerce—2002 to 2008

•  Director, Mountainwest Capital Network—2002 to 2008

•  Director, United Way of Greater Salt Lake—2001 to 2008

Qualifications: Mr. Child’s leadership roles and experience in the accounting field enable him to bring to the Board of Directors experience in the areas of finance, accounting, financial services, and capital markets.

Age: 70

Director since: April 2014

MARY CARTER WARREN FRANKE Former Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.

Professional Highlights:

•  Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.—2007 to 2013

•  Executive Vice President and Chief Marketing Officer, Chase Card Services—1995 to 2007

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Director, The Warfield Fund—2007 to present

•  Director, Saint Mary’s School—2014 to present

•  Director, Hobe Sound Community Chest—2017 to present

•  Director, Paul’s Place—2014 to 2017

Qualifications: Ms. Franke’s leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services.

Age: 62

Director since: April 2014

2019 Proxy Statement — SLM CORPORATION    3

PROPOSAL 1—ELECTION OF DIRECTORS

EARL A. GOODE Chief of Staff to the Governor of Indiana

Professional Highlights:

•  Chief of Staff to the Governor of Indiana—2006 to 2013; 2017 to present

•  President, Indianapolis Capital Improvement Board of Managers—2015 to 2016

•  Deputy Chief of Staff to the Governor of Indiana—2006

•  Commissioner, Department of Administration, State of Indiana—2005 to 2006

•  Chairman, Indiana Sports Corporation—2001 to 2006

•  President, GTE Information Services and GTE Directories Company—1994 to 2000; President, GTE Telephone Operations North and East—1990 to 1994; President, GTE Telephone Company of the Southwest—1988 to 1990

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2013 to present

•  Member and Former Chairman, Georgetown College Board of Trustees—2006 to present

•  Vice Chairman, Indiana Motorsports Commission—2015 to 2017

•  Member, Executive Committee and Host Committee, 2012 Super Bowl—2009 to 2014

Qualifications: Mr. Goode has held several leadership positions in business services and operations. This experience, combined with his involvement in the state political process, enables him to contribute to the Board of Directors in the areas of marketing and product development, business operations, and political and government affairs.

Age: 78

Director since: July 2000

4    SLM CORPORATION — 2019 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

MARIANNE M. KELER Attorney, Keler & Kershow PLLC

Professional Highlights:

•  Attorney, Keler & Kershow PLLC—2006 to present

•  Executive Vice President, Consumer Finance, Corporate Strategy & Administration, Sallie Mae—2004 to 2006

•  Senior Vice President & General Counsel, Sallie Mae; President, Student Loan Marketing Association—1997 to 2004

•  Vice President & Associate General Counsel, Student Loan Marketing Association—1990 to 1997; various other positions—1985 to 1997

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2010 to present

•  Board Chair, Building Hope (charter school lender)—2004 to present

•  Board Chair, Institute for American Universities—2018 to present

•  Finance Committee Chair, Institute for American Universities—2008 to 2016;

•  Board Chair, American University in Bulgaria—2008 to 2014

•  Member, Georgetown University Board of Regents—2009 to 2015

•  Founding Director, National Student Clearinghouse—1993 to 2009

Directorship of other public companies:

•  CubeSmart (NYSE: CUBE)—2007 to present;

   Board Chair— 2018 to present

Qualifications: Ms. Keler’s legal background and experience in the student loan industry and with Sallie Mae bring valuable perspective to the Board of Directors in the areas of student and consumer lending, legal and corporate governance, and higher education.

Age: 64

Director since: April 2014

MARK L. LAVELLE Senior Vice President, Commerce Cloud, Adobe Inc.

Professional Highlights:

•  Senior Vice President, Commerce Cloud, Adobe Inc.—2018 to present

•  Chief Executive Officer, Magento Commerce—2015 to 2018

•  Senior Vice President, Product, eBay Enterprise 2013 to 2015

•  Senior Vice President, Strategy and Partnerships, eBay, Inc.—2012 to 2013

•  Senior Vice President, Strategy and Business Development, PayPal, Inc.—2009 to 2012

•  Co-Founder and Vice President, Corporate Development, Bill Me Later, Inc.—2001 to 2009

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2019 to present

•  Director, Second Chance—2008 to present

Qualifications: Mr. Lavelle’s extensive experience developing and scaling businesses encompassing financial services, commerce, and information technology allows him to provide valuable insight to the Board of Directors in the areas of risk management, strategy, acquisitions, and business operations.

Age: 53

Director since: April 2019

2019 Proxy Statement — SLM CORPORATION    5

PROPOSAL 1—ELECTION OF DIRECTORS

JIM MATHESON Chief Executive Officer, NRECA

Professional Highlights:

•  Chief Executive Officer, National Rural Electric Cooperative Association—2016 to present

•  Principal in the Public Policy Practice, Squire Patton Boggs—2015 to 2016

•  Member of the United States House of Representatives—2001 to 2015

•  Founder of The Matheson Group—1999 to 2000

•  Consultant, Energy Strategies, Inc.—1991 to 1998

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2015 to present

•  Service on the United States House of Representatives Energy and Commerce Committee—2007 to 2015; Science Committee—2001 to 2011; Financial Services Committee—2003 to 2007; and Transportation and Infrastructure Committee—2001 to 2007

•  Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives—2011 to 2015

•  Board Member, United States Association of Former Members of Congress—2015 to present

Qualifications: Mr. Matheson’s extensive experience in public policy and financial services enables him to bring to the Board of Directors a valuable perspective in development of business strategies and on public policy and regulatory matters.

Age: 59

Director since: March 2015

FRANK C. PULEO Attorney

Professional Highlights:

•  Attorney—2006 to 2016

•  Co-Chair, Global Finance Group, Milbank, Tweed, Hadley & McCloy LLP, a law firm—1995 to 2006; Partner—1978 to 2006

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2013 to present

•  Director, South Street Securities Holdings Inc. (f/k/a CMET Finance)—2008 to present

•  Director, Syncora Guaranty, Inc.—2018 to present

•  Director, Syncora Capital Assurance, Inc.—2009 to 2017

•  Director, CIFC Corporation—2006 to 2014

Directorships of other public companies:

•  Apollo Investment Corporation—2007 to present

Qualifications: Mr. Puleo’s background as a corporate and finance attorney enables him to bring analytical, legal, and financial insight to the Board of Directors in the areas of financial services, capital markets transactions, and corporate governance.

Age: 73

Director since: March 2008

6    SLM CORPORATION — 2019 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

RAYMOND J. QUINLAN Chairman and Chief Executive Officer, Sallie Mae

Professional Highlights:

•  Chairman and Chief Executive Officer, Sallie Mae—April 2014 to present

•  Vice Chairman, Sallie Mae—January 2014 to April 2014

•  Executive Vice President—Banking, CIT Group—2010 to 2013

•  Executive Chairman, Coastal South Bancshares, Inc.—2010

•  Business Manager, Goldman Sachs & Company—2007 to 2008

•  Chief Executive Officer, Retail Division North America, Citigroup—2005 to 2007

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Member, Executive Advisory Board, The Wharton School of The University of Pennsylvania—2017 to present

•  Member, Board of Trustees, Saint Edmund’s Retreat—2015 to present

•  Member, Board of Visitors, Fordham College, Fordham University—2015 to present

•  Member, Foundation Board, The Graduate Center of the City University of New York—2011 to present

Qualifications: Mr. Quinlan’s extensive background and significant leadership experience in the banking industry allow him to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, business operations, and capital markets.

Age: 67

Director since: January 2014

VIVIAN C. SCHNECK-LAST Former Managing Director, Global Head of Technology Governance, Goldman Sachs & Company

Professional Highlights:

•  Managing Director, Global Head of Technology Governance, Goldman Sachs & Company—2009 to 2014

•  Managing Director, Global Head of Technology Business Development, Goldman Sachs & Company—2000 to 2014

•  Managing Director, Global Head of Technology Vendor Management, Goldman Sachs & Company—2003 to 2014

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2015 to present

•  Board of Directors, Portrait Capital Systems, LLC—2016 to present

•  Advisor/Board of Directors, Coronet—2015 to present

Qualifications: Ms. Schneck-Last’s strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters.

Age: 58

Director since: March 2015

2019 Proxy Statement — SLM CORPORATION    7

PROPOSAL 1—ELECTION OF DIRECTORS

WILLIAM N. SHIEBLER Private Investor

Professional Highlights:

•  Private Investor—2007 to present

•  Chief Executive Officer of the Americas, Deutsche Asset Management (Deutsche Bank)—2002 to 2007

•  President and Chief Executive Officer, Putnam Mutual Funds; Senior Managing Director, Putnam Investments—1990 to 1999

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2010 to present

•  Trustee, United States Ski and Snowboard Team—2002 to present

•  Trustee, Buffalo Bill Center of the West in Cody, WY—2011 to present. Elected as Vice Chairman and Chairman Elect—2019

Directorships of other public companies:

•  Calamos Asset Management, Inc.—2012 to 2017

•  OXiGENE, Inc.—2002 to 2012

•  MasTec Inc.—2001 to 2004

Qualifications: Mr. Shiebler’s extensive experience in the financial services industry and with other public companies allows him to provide valuable insight to the Board of Directors in the areas of finance, portfolio management, and business operations.

Age: 77

Director since: April 2014

ROBERT S. STRONG Former Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities

Professional Highlights:

•  Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities—2006 to 2007

•  Managing Director, Portfolio Management, Bank of America Securities—2001 to 2006

•  Executive Vice President, Chief Credit Officer, JP Morgan Chase Bank—1996 to 2001

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Director, Syncora Guaranty, Inc.—2018 to present

•  Director, Syncora Capital Assurance, Inc.—2009 to 2017

•  Member, Financial Policy Review Board for the State of New Jersey—2013 to 2016

•  Director, CamberLink Inc.—2013 to 2016

Qualifications: Mr. Strong’s extensive experience in the banking and financial services industries allows him to provide valuable insight to the Board of Directors in the areas of finance, risk management, portfolio management, and business operations.

Age: 70

Director since: April 2014

8    SLM CORPORATION — 2019 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

KIRSTEN O. WOLBERG Chief Technology and Operations Officer, DocuSign

Professional Highlights:

•  Chief Technology and Operations Officer, DocuSign—2017 to present

•  Vice President, PayPal Separation Executive, PayPal, Inc.—2014 to 2017

•  Vice President, Technology, PayPal, Inc.—2012 to 2014

•  Chief Information Officer, Salesforce.com—2008 to 2011

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2016 to present

•  Vice President, Corporate Technology, Charles Schwab & Co.—2001 to 2008

•  Director, Year Up—2008 to present

•  Director, Jewish Vocational Services—2014 to present

Directorships of other public companies:

•  Silicon Graphics International Corp.—2016

Qualifications: Ms. Wolberg’s extensive experience in information technology for the financial services industry allows her to provide valuable insight to the Board of Directors in the areas of finance, information technology risks, and business operations.

Age: 51

Director since: November 2016

Board of Directors Recommendation

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWELVE NOMINEES NAMED ABOVE.

2019 Proxy Statement — SLM CORPORATION    9

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2—ADVISORY VOTE ON

EXECUTIVE COMPENSATION

Sallie Mae is asking stockholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on its executive compensation as reported in this proxy statement. Sallie Mae urges stockholders to read the “Compensation Discussion and Analysis” section (“CD&A”) of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of Sallie Mae’s named executive officers (“NEOs”).

At our annual meeting of stockholders held in June 2018, we submitted a non-binding vote to our stockholders to approve our executive compensation. Approximately 92.2 percent of the stockholders voted in favor of the say-on-pay proposal. We attribute that broad support in part to our continued efforts to understand and address the feedback we received from our stockholders. Specifically, we continue to focus on performance-based compensation for our NEOs as we (i) tie a significant portion of total NEO compensation to the achievement of performance goals that we believe drive the fundamentals of our business and (ii) award a greater percentage of the NEO’s long-term incentive plan equity award (“LTIP”) in the form of performance stock units (“PSUs”). In 2018, as part of our plan to increase the percentage of compensation tied to performance, we increased the amount of PSUs awarded to NEOs under the LTIP from 20 percent to 25 percent. In 2019, we continued this trend by increasing the amount of PSUs awarded to NEOs under the LTIP to 50 percent.

The compensation awarded to our Chief Executive Officer (“CEO”) and other NEOs for 2018 recognizes the positive performance of the Company. The NGC Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to recruit and retain highly skilled and experienced executives. The CD&A provides a comprehensive discussion and rationale for the 2018 pay decisions made by the NGC Committee and the correlation to Company performance.

As described in the CD&A, our executive compensation programs are designed to attract, retain, and motivate our NEOs, who are important to our long-term success. Under these programs, we provide our NEOs with appropriate objectives and incentives to achieve our business goals. We believe that our compensation features demonstrate our responsiveness to our stockholders, our commitment to our pay-for-performance philosophy, and our goal of aligning management’s interests with those of our stockholders to support the creation of long-term value.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, Sallie Mae is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Sallie Mae’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

This proposal to approve the resolution regarding the compensation of Sallie Mae’s NEOs requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. This proposal is advisory in nature and, therefore, is not binding upon the NGC Committee or the Board of Directors. However, the NGC Committee will, as it has done in the past, carefully evaluate the outcome of the vote when considering future executive compensation decisions.

Board of Directors Recommendation

✓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

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PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sallie Mae’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee of Sallie Mae’s Board of Directors (the “Audit Committee”). The Audit Committee has engaged KPMG as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Representatives of KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

This proposal is put before the stockholders because the Board of Directors believes it is a good corporate governance practice to provide stockholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2019 if, in its discretion, it determines such a change would be in the Company’s best interests.

Board of Directors Recommendation

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS SALLIE MAE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

2019 Proxy Statement — SLM CORPORATION    11

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Roles and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Sallie Mae’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies, and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	Review Sallie Mae’s long-term strategies and set long-term performance metrics;

•	Review risks affecting Sallie Mae and its processes for managing those risks, and oversee assignment of various aspects of risk management, compliance, and governance;

•	Select, evaluate, and compensate the Chief Executive Officer and our NEOs;

•	Plan for succession of the Chief Executive Officer and members of the executive management team;

•	Review and approve Sallie Mae’s annual business plan and multi-year strategic plan, and periodically review performance against such plans;

•	Review and approve major transactions and business initiatives;

•	Through its Audit Committee, select and oversee Sallie Mae’s independent registered public accounting firm;

•	Recommend director candidates for election by stockholders; and

•	Evaluate its own effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the NGC Committee, which from time to time will recommend changes to the Board of Directors. The Guidelines are published at www.salliemae.com under “For Investors,” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, DE 19713. The Guidelines, along with Sallie Mae’s By-Laws, embody the following governance practices, among others:

•	A majority of the members of the Board of Directors must be independent directors, and all members of the Audit and NGC Committees must be independent.

•	All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections.

•	We combine the roles of Chairman of the Board of Directors and Chief Executive Officer. We also have a Lead Independent Director elected by the Board of Directors.

•

Each regularly scheduled Board of Directors meeting concludes with an executive session in which only members of the Board of Directors participate. Each regularly scheduled committee meeting also generally concludes with an executive session presided over by the committee Chair.

•	We maintain stock ownership and retention guidelines for directors and executive officers.

•	The Board of Directors and its committees conduct performance reviews annually.

•	The Board of Directors and its committees may engage their own advisors.

Board Leadership Structure

Raymond J. Quinlan serves as our Chairman of the Board of Directors and Chief Executive Officer. The Board of Directors believes Mr. Quinlan is best situated to serve as Chairman of the Board of Directors based upon his significant consumer banking experience. In addition, the Board of Directors believes Mr. Quinlan’s combined roles as Chairman of the Board of Directors and Chief Executive Officer position him to identify effectively Sallie Mae’s strategic priorities and lead discussions on the execution of Company strategy. Mr. Quinlan’s industry-specific experience and expertise allow him to direct discussions effectively and focus decision-making on those items most important to Sallie Mae’s overall success.

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CORPORATE GOVERNANCE

To assist in discharging its oversight responsibilities, the Board of Directors appoints a Lead Independent Director. Mr. Child currently serves as the Lead Independent Director. The Lead Independent Director and the Chair of the NGC Committee are responsible for leading the annual performance review of the Chief Executive Officer. In addition, the Lead Independent Director will continue to act as an active liaison between management and Sallie Mae’s independent directors, maintaining frequent contact with both Mr. Quinlan to advise him on the progress of the Board of Directors’ committee meetings, and with individual independent directors concerning developments affecting the Company. Through the role of an active, engaged Lead Independent Director, the Board of Directors believes its leadership structure is appropriately balanced between promoting Sallie Mae’s strategic development and the Board of Directors’ management oversight function. The Board of Directors also believes its leadership structure has created an environment of open and efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to Sallie Mae.

Director Independence

For a director to be considered independent, the Board of Directors must determine the director does not have any direct or indirect material relationship with Sallie Mae. The Board of Directors has adopted the Guidelines, which embody the corporate governance principles and practices of the Company. The Guidelines include the standards for determining director independence, which conform to the independence requirements of the NASDAQ listing standards.

The Board of Directors has determined that all of the individuals who served as a director during 2018 and all nominees standing for election at the Annual Meeting, other than Mr. Quinlan, our Chief Executive Officer, are independent of Sallie Mae.

Each member of the Board of Directors’ Audit and NGC Committees is independent within the meaning of the NASDAQ listing standards, Exchange Act Rule 10A-3, and Sallie Mae’s own director independence standards set forth in the Guidelines.

Board Diversity

As of December 31, 2018, our Board consisted of the following:

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CORPORATE GOVERNANCE

Board Skills and Experience

Board, Committee, and Annual Meeting Attendance

Our Board of Directors met six times in 2018. Each of the then-serving directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served. Directors are expected to attend the Annual Meeting, and eleven of twelve of the then-serving members of the Board of Directors attended the Annual Meeting in June 2018.

Roles of the Board and Its Committees

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: Audit; NGC; Risk; Strategic Planning; and Preferred Stock. Separately, the Sallie Mae Bank Board of Directors has also established a Compliance Committee. Each committee is governed by a Board-approved written charter, which is evaluated annually and which sets forth the respective committee’s functions, responsibilities, and delegated authority. Membership of each of the committees is established on an annual basis.

All of our committee charters, including the charter for our NGC Committee, are available at www.salliemae.com under “For Investors, Corporate governance.” Stockholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2018.

	Audit(1)	Nominations, Governance and Compensation	Risk(2)	Strategic Planning	Preferred Stock

Paul G. Child(1) (2) (l) (L)	*		*

Mary Carter Warren Franke+(2) (I)		*		*

Earl A. Goode(1) (I)		*	*	Co-Chair

Marianne M. Keler++(I)	*

Jim Matheson(I)	*	*

Jed H. Pitcher(1) (2) (I)	Chair	*			*

Frank C. Puleo+(2) (I)			Chair	*

Raymond J. Quinlan+(C)				Co-Chair

Vivian Schneck-Last(2) (I)	*		*	*

William N. Shiebler+(1) (I)		Chair		*	*

Robert S. Strong(1) (2) (I)	*		*		Chair

Kirsten O. Wolberg(I)		*	*
Number of Meetings in 2018	10	7	8	2	1

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*	Committee Member

+	Also serves as a member of the Sallie Mae Bank Compliance Committee.

++	Also serves as Chair of the Sallie Mae Bank Compliance Committee.

(C)	Chairman of the Board of Directors

(I)	Independent Board Member

(L)	Lead Independent Director

(1)

The Board of Directors determined Mr. Child, Mr. Goode, Mr. Pitcher, Mr. Shiebler, and Mr. Strong each qualified as an “Audit Committee Financial Expert” as set forth in Item 407 of Regulation S-K. During 2018, none of the Audit Committee members served on the Audit Committee of more than three public companies.

(2)

The Board of Directors determined Mr. Child, Ms. Franke, Mr. Pitcher, Mr. Puleo, Ms. Schneck-Last, and Mr. Strong each qualified as a “Risk Management Expert” as such term is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the rules and regulations promulgated thereunder.

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CORPORATE GOVERNANCE

Risk Oversight

The Board of Directors and its committees oversee Sallie Mae’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line as well as the risk management practices the management team develops and utilizes. Management escalates to the Board of Directors and its committees any significant departures from established tolerances and parameters and reviews new and emerging risks. Throughout the year, the Board of Directors and its committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail with senior management, including risks related to cybersecurity. The primary risk oversight responsibilities of each of the standing committees of the Board of Directors are as follows:

Audit Committee

•  review of financial statements and periodic public reports;

•  sufficiency of internal controls over financial reporting and disclosure controls;

•  engage and communicate with our independent registered public accounting firm; and

•  operation of internal audit function, staffing, and work plan.

Nominations, Governance and Compensation Committee

•  all compensation and benefits for our Chief Executive Officer, Executive Officers, and independent directors;

•  equity-based compensation plans;

•  management’s administration of employee benefit plans;

•  management succession planning;

•  confirm our incentive compensation practices properly balance risk and reward and do not encourage excessive risk-taking;

•  implement good governance policies and measures for Sallie Mae and our Board of Directors;

•  recommend nominees for election to the Board of Directors;

•  conduct assessments of the performance of the Board of Directors and its committees; and

•  review related party transactions.

Risk Committee

•  monitor our major risk categories, including credit, funding and liquidity, market, compliance, legal, operational, reputational and strategic, as well as our risk management capabilities, including those related to financial product safety, information and data security, privacy, crisis preparedness, business continuity, and disaster recovery plans (which responsibilities include oversight of the Company’s cybersecurity risk, profile assessments, and monitoring, as well as review of the Company’s strategy to mitigate cybersecurity risks);

•  review, approve, and authorize the terms and conditions of any loan securitization transaction, loan sale, or debt transaction of our Company or our affiliates;

•  review our risk management framework and supporting governance structure, roles, and responsibilities established by management;

•  facilitate the distribution of risk-related information provided to the Risk Committee across and among the Board of Directors and its other committees, including cybersecurity and other information security issues, risks, and threats; and

•  review our risk appetite framework and conduct regular reviews of key risk measures.

Strategic Planning Committee

•  engage the Chief Executive Officer and senior management in the strategic planning process and recommend proposals regarding the Company’s long-term strategic initiatives.

Preferred Stock Committee • monitor and evaluate our business activities in light of the rights of holders of the Company’s preferred stock.

Sallie Mae Bank Committees

All members of the Board of Directors also serve as members of the board of directors of our wholly-owned subsidiary, Sallie Mae Bank (the “Bank”) and its committees. Our Audit, NGC, Risk, and Strategic Planning committees perform similar oversight roles for the Bank. Separately, a Compliance Committee of the Bank Board of Directors has oversight over the establishment of standards related to our monitoring and control of legal and regulatory compliance risks and the qualification of employees overseeing these functions. The Compliance Committee oversees the Bank’s Community Reinvestment Act (“CRA”) program and monitors its progress towards its CRA performance goals. Through the Bank’s CRA program, the Bank focuses on access to finance by fulfilling its CRA obligations through consumer and community development lending, qualified investments, including grants to community development organizations and education scholarships to low- and moderate-income persons, and community development service activity, focusing on underserved communities in the Bank’s assessment area. During the 2018-2019 Board term, the Chair of the Compliance Committee was Ms. Keler. Other members of the Compliance Committee were Ms. Franke, Mr. Puleo, Mr. Shiebler, and Mr. Quinlan.

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CORPORATE GOVERNANCE

Nominations Process

The NGC Committee considers for nomination to the Board of Directors candidates recommended by stockholders and members of the Board of Directors. The candidates are evaluated based on the needs of the Board of Directors and Sallie Mae at that time. The Board of Directors seeks representation that reflects gender, ethnic, and geographic diversity. The minimum qualifications and attributes the NGC Committee believes a director nominee must possess include:

•	Knowledge of the business of Sallie Mae;

•	Proven record of accomplishment;

•	Willingness to commit the time necessary for Board of Directors service;

•	Integrity and sound judgment in areas relevant to the business;

•	Impartiality in representing stockholders;

•	Ability to challenge and stimulate management; and

•	Independence.

To recommend a candidate, stockholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chair of the NGC Committee at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. The stockholder should also include his or her contact information and a statement of his or her share ownership. The nomination deadline for the 2019 Annual Meeting has now closed. A stockholder wishing to nominate a candidate must comply with the notice and other requirements described under “Stockholder Proposals for the 2020 Annual Meeting” in this proxy statement.

Related Party Transactions

Sallie Mae has a written policy regarding review and approval of related party transactions. Transactions covered by the policy are transactions involving Sallie Mae in excess of $120,000 in any year in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than solely as a director and/or less-than-ten percent owner of an entity involved in the transaction (“Related Party Transactions”). Loans made in the ordinary course of Sallie Mae’s business to executive officers, directors, and their family members are considered Related Party Transactions and are pre-approved. Moreover, the Bank has also adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be, and are, approved by the Board of Directors of the Bank.

Under the Related Party Transactions policy, the General Counsel will notify the Chair of the NGC Committee of any proposed Related Party Transaction, and the Chair of the NGC Committee will determine if approval under the policy is required. If required, the NGC Committee will then review the proposed Related Party Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the NGC Committee takes into account whether a transaction would be on terms no less favorable than to an unaffiliated third-party under the same or similar circumstances, among other factors.

Environmental, Social and Governance Practices

In conducting our business, we continually pursue practices that we believe will drive sustainable, long-term growth and profitability. Such “environmental, social and governance” or “ESG” practices mean different things to different investors and to organizations that evaluate and rate ESG practices. For us, ESG practices mean that we embrace the core principles of corporate responsibility and social purpose through everything we do for our customers, employees, communities, and environment. All of our actions are wholly shaped by our mission and purpose—helping families achieve the dream of a higher education. The United Nations Sustainable Development Goals (“SDGs”) are often referred to as a roadmap for corporations to serve the long-term goals of society. These SDGs include SDG 4-Quality Education (“SDG 4”), which aims to ensure inclusive and quality education for all. We support the general goals of SDG 4 and agree that education is one of the most powerful and proven vehicles for sustainable development and we support the goal of universal access to quality higher education, whether it be for a degree program, continuing education, or certificate training.

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CORPORATE GOVERNANCE

At its core, education creates opportunities to help individuals realize their dreams, succeed, and lead more fulfilling and purposeful lives. Those who attend and graduate from college leave with a wide range of personal, financial, and other lifelong benefits, including a greater appreciation of and ability to positively affect the outcomes for our most significant societal challenges.

Our Customers

As a leader in helping families save, plan, and responsibly pay for college, we provide tools, resources, and financing to produce our country’s future engineers, doctors, nurses, teachers, entrepreneurs, business leaders, and more. Since establishing ourselves as a stand-alone consumer banking business in 2014, more than two million families have trusted Sallie Mae to help them pay for college, more than any other private student lender.

Along with a company-wide commitment to honesty, dependability, and integrity, we are committed to:

•	Offering our customers a diversified set of fairly priced products;

•	Increasing our customers’ long-term financial stability;

•	Treating our customers and partners with respect;

•	Rewarding successful customer credit management (on-time payment incentive);

•	Contributing time and resources to improving our community; and

•	Creating a work environment that enables our employees to fulfill their potential.

These commitments form the foundation of our mutual success. It is particularly gratifying that 98 percent of our customers are effectively managing their student loan payments.

Additional Financial Education and Assistance

While each family’s planning and paying for college strategy is unique, we recommend families follow a 1-2-3 approach:

1.	Start with money you won’t have to pay back. Supplement college savings and income by maximizing scholarships, grants, and work-study.

2.	Explore federal student loans. Apply by completing the Free Application for Federal Student Aid (FAFSA).

3.

Consider a responsible private student loan. Fill the gap between available resources and the cost of college. Sallie Mae offers competitively-priced private student loans for undergraduates and parents, as well as a full suite of financing options for graduate students.

In addition, we are committed to providing tools to help our next generation of well-educated individuals make informed decisions about college. Our College Planning Calculator helps families set college savings goals, projects the full costs of a college degree, and estimates future student loan payments and the annual starting salary level needed to keep payments manageable.

Scholarship Search, our free online scholarship database, is home to more than 5 million scholarships collectively worth over $24 billion. For academic year 2017-2018, more than 16,000 students reported receiving at least one scholarship via our database, covering more than $49 million in college costs. In addition, we recently launched a scholarship search tool tailored specifically for graduate students. It includes access to approximately 950,000 graduate school scholarships with an aggregate value of more than $1 billion.

In addition, through the Bank’s CRA program, the Bank focuses on access to finance by fulfilling its CRA obligations through consumer and community development lending, qualified investments, including grants to community development organizations and education scholarships to low- and moderate-income persons, and community development service activity, focusing on underserved communities in the Bank’s assessment area.

To further fulfill our mission, we’ve introduced a number of programs and thought-leadership initiatives, including:

Sallie Mae’s Bridging the Dream Scholarship Program. Sallie Mae’s Bridging the Dream Scholarship Program recognizes students who have excelled both inside and outside of the classroom, but whose financial circumstances or other obstacles in life may not allow them to pursue a college education. In addition to corporate contributions, Sallie Mae employees raise money to help fund these scholarships through 5K races, bake sales, and silent auctions. Over the past three years, Sallie Mae has awarded more than $430,000 in Bridging the Dream scholarships to undergraduate and graduate students.

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Financial Literacy Initiatives with Educator, Turned Hip-Hop Artist, Dee-1. Sallie Mae partnered with hip-hop recording artist, motivational speaker, and former middle-school teacher, Dee-1, to educate high school students about planning for college and financial literacy. Together, Dee-1 and Sallie Mae have visited high schools and youth groups across the country, awarding $190,000 in scholarships and student loan payments. This award-winning, nationwide tour reached more than 10,000 high school students in 2018.

National and State Partnerships. Sallie Mae has cultivated relationships with national organizations including the National Association of Insurance and Financial Advisors, various credit unions, and states to develop and distribute college planning materials to tens of thousands of students and families. In Michigan, we partnered with the state to provide access to financial literacy tools and resources to more than 650,000 students, families, and school counselors. In Wisconsin, we received the Governor’s Financial Literacy Award for our tour with Dee-1, and the Governor’s “College Resource” guide features our college planning tools. Most recently, we partnered with Ohio’s 529 college savings plan to host a webinar for Ohio families on saving, planning, and paying for college.

Annual Research and Thought Leadership. For more than a decade, Sallie Mae has created leading research that provides valuable insight into how families pay, save for, and value college, and how young adults manage their finances. This research is regularly featured in the national media and used by higher education institutions and policymakers to monitor trends and make informed decisions for students and families.

Awards and Recognition

Over the last year, our diversity and inclusion efforts, support for military, and innovative products, scholarship programs, and financial literacy initiatives have been recognized, including:

• Better Business Bureau—Accreditation and A+ Rating • 2020 Women on Boards Winning “W” Company • Employer Support of the Guard and Reserve – Pro Patria Award • GOBanking Rates—10 Best Online Banks

•  America Saves Designation of Savings Excellence

•  State of Wisconsin—Governor’s Financial Literacy Award

•  American Business Award for How America Pays for College research

•  Gramercy Institute Financial Marketing Award—Winner for Personal Lending category for Bridging the Dream Scholarship Program

Human Capital Management and Talent Development

We value our highly-skilled employees at all levels who help us drive sustainable, long-term growth, and profitability. We express our appreciation through:

•	Policies and programs to identify, develop, retain, and promote talent from within our workforce;

•	Our management incentive plan and long-term incentive plan providing for cash and equity bonuses to employees to help incentivize employee productivity, which contributes to our success;

•

Our policies intended to provide equal employment opportunity in all terms and conditions or employment for all employees and job applicants without regard to an employee’s or applicant’s race, color, religion, sex, sexual orientation, age, disability, national origin, marital status, citizenship status, protected veteran status, genetic information, gender identity, or any other basis prohibited by applicable law; and

•

Opportunities afforded to employees in order to serve their communities through the Sallie Mae Employee Volunteer Program and the Sallie Mae Employee Matching Gift Program as described in more detail below.

Community

At Sallie Mae, we are passionate about getting involved and giving back in the communities where we live and work. We strive to help create brighter futures by working directly with not-for-profit organizations such as Junior Achievement, Big Brothers Big Sisters, Special Olympics, and Folds of Honor in order to help students, families, and individuals in our communities. Sallie Mae employees regularly volunteer in our local communities, collecting and donating gifts to local families, sorting and packaging books for children, and packing meals for families in need.

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CORPORATE GOVERNANCE

The Sallie Mae Employee Volunteer Program gives full-time employees paid time off to volunteer in their community. We encourage employees to participate in the volunteer activities they are passionate about, and their volunteerism enhances the communities in which we operate. Our employees volunteer to teach children, help animals, and improve the environment, among other things. In 2018, Sallie Mae paid its employees for 1,324 hours while they volunteered that amount of time pursuant to The Sallie Mae Volunteer Program.

In addition, the Sallie Mae Employee Matching Gift Program encourages employees’ voluntary support of non-profit organizations by matching personal donations to Internal Revenue Service registered charities through the Company’s charitable organization (The Sallie Mae Fund) dollar for dollar from $25 to a maximum $1,000 per employee per calendar year. In 2018, The Sallie Mae Fund matched $23,000 in employee donations.

The Sallie Mae Fund

Since April 30, 2014, when Navient Corporation (“Navient”) spun off from the Company, the Sallie Mae Fund, our charitable foundation, has contributed more than $1.87 million to address key barriers to college access and support the community. The Sallie Mae Fund supports programs and initiatives that (i) help open doors to higher education, (ii) encourage academic and personal achievement through the arts, and (iii) aim to end food scarcity. Some of the key programs and initiatives include:

•	Kids2College—inspiring a college-attending culture, we build local partnerships in communities where there is a need for early-college awareness.

•	Junior Achievement Career Fusion—helping to prepare middle and high school students for future employability and empower them to own and build their economic success.

•	Matching Gifts—empowering employees to “double their dollars” to build healthy and sustainable communities.

Cybersecurity and Data Protection

Sallie Mae takes data privacy and security very seriously. Our privacy policy is publicly available on our website at www.salliemae.com under “Protect your privacy”, which sets forth the data privacy practices related to the collection, use, and sharing of customer information across Sallie Mae products and business lines.

We have developed comprehensive data privacy and security-related internal policies and procedures, including, but not limited to, the Corporate Information Security Program, Customer Information Safeguarding Program, Information Security Policy, and Privacy Policy and Procedures, which dictate requirements and controls intended to protect customer and company information. Our data privacy and security related policies and procedures are examined regularly by internal and external auditors, bank regulators, and third-party consultants. In addition, our vendors, contractors, and consultants are subject to security and privacy policies and contract provisions as appropriate for the services or products being provided.

We regularly test and train internal staff and management on the importance of data privacy and security, as well as regularly provide data privacy and security employee-wide initiatives consisting of multiple data privacy and security trainings, including avoidance of phishing emails, and how to report data privacy events or other suspicious activity. We also maintain a robust security controls environment where controls are appropriately classified and are tested in accordance with a defined strategy. In addition, we have developed a comprehensive Cybersecurity Incident Response Program (the “Program”), which sets forth detailed enterprise-wide policies and procedures related to responding to a cybersecurity event. The Program procedures are tested through cybersecurity incident response exercises performed by independent third-party consultants, and mandates attendance and participation by key executives and senior management across the business.

Pursuant to the authority delegated to the Risk Committee by the Board of Directors under its charter made available at the Investor section of our website, the Risk Committee is responsible for continually, as well as at specific intervals, monitoring risks and risk management capabilities within the Company, including related to information security, crisis preparedness, business continuity and disaster recovery plans, including data privacy and security. Accordingly, any material risks to Sallie Mae related to data privacy and security are escalated by executive management to the Risk Committee of the Board of Directors, as appropriate.

Environmental Stewardship and Attention to Climate Change

We continue to make environmental improvements at our facilities as we are committed to improving the environmental sustainability of our business and to using resources and materials thoughtfully, all of which have a positive environmental impact on the communities in which we operate. Accordingly, we have improved in the following environmental areas: (i) water management, (ii) more energy efficient HVAC, energy

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CORPORATE GOVERNANCE

management, and lighting systems, and (iii) employee vehicles. For example, the Company uses at its corporate headquarters (i) an environmentally friendly storm water management system with natural water filtration, (ii) a high efficiency and eco-friendly HVAC system, (iii) motion sensor lighting and water valves, (iv) LED fixtures for parking lot lighting, and (v) electric charging stations for employee electric vehicles. These initiatives will help us reduce our annual waste water production and greenhouse gas emissions and ultimately reduce our operating costs. In the future, we intend to continue to search for ways to reduce our carbon footprint and overall environmental impact.

More broadly, our country’s environmental challenges are better and more meaningfully understood and addressed with a more educated population. Sallie Mae is proud of the role we play in building a more educated and sustainable tomorrow.

Political Expenditures

Our current policy on political activities is publicly available on our website at www.salliemae.com under “For Investors” and sets forth the principles regarding our stance on political activities. We comply with federal, state, and local lobbying registration and disclosure requirements, and we do not engage in grassroots lobbying. We work closely with the NGC Committee to review and reconsider our existing policies, procedures, and decision-making approaches to government relations and political activities.

At this time, we have one long-term, experienced employee engaged in lobbying activities exclusively related to matters that directly or indirectly affect the Private Education Loan industry and our mission. The compensation of the employee, and other executives, for time attributed to lobbying activity is reported as lobbying expenditure. That employee manages one external, bipartisan lobbying/consulting firm that assists with the same objectives, and we report the expenditures made to this firm in our lobbying disclosures. Our involvement with industry associations is limited to those associations comprised of financial institutions with similar interests.

Quarterly disclosures detailing our lobbying activities and expenditures, as required by the Lobbying Disclosure Act of 1995, are posted online by the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. Disclosures relating to contributions by our Political Action Committee are posted online by the Federal Election Commission (“FEC”). We will continue to comply with all applicable laws and regulations on disclosure of those activities.

At this time, we do not believe the preparation and dissemination of any additional reports on these matters would provide any meaningful information to our stockholders. We will continue to consider the value to stockholders of additional reporting of our political activities as our activities evolve, and review this matter periodically with the NGC Committee.

The Sallie Mae Political Action Committee (“PAC”)

In June 2015, we formed the Sallie Mae PAC. All of the assets and activities of its predecessor prior to the Spin-Off (the “Spin-Off”) of Navient in April 2014 were assumed and taken over by Navient in connection with the Spin-Off.

Our PAC is governed by an Advisory Board comprised of six employees, who represent different divisions within the Sallie Mae organization. The PAC’s Advisory Board reviews and approves all PAC and corporate political contributions. The PAC’s Advisory Board evaluates candidates on the basis of their views on issues that impact us or our employees. It also takes note of whether our facilities or employees reside in a candidate’s district or state.

Our PAC contributions are published on the FEC website.

Stockholder Communications with the Board

Stockholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Lead Independent Director, or any other individual member of the Board of Directors by contacting the Lead Independent Director in writing at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

Code of Business Conduct

We have a Code of Business Conduct that applies to Board of Directors members and all employees. The Code of Business Conduct is available on our website (www.salliemae.com under “For Investors”) and a written copy is available from the Corporate Secretary. We intend to post amendments to or waivers of the Code of Business Conduct, if any (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer, or any director), at this location on our website.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to any other matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented.

3.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

4.	The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at www.salliemae.com under “For Investors.”

5.

The Audit Committee’s charter requires the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table on the following page were authorized and approved by the Audit Committee in compliance with the pre-approval requirements described herein.

6.

Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Audit Committee

Jed H. Pitcher, Chair

Paul G. Child

Marianne M. Keler

Jim Matheson

Vivian C. Schneck-Last

Robert S. Strong

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees for 2018 and 2017

Aggregate fees billed for services performed for Sallie Mae by its independent accountant, KPMG, for fiscal years ended December 31, 2018 and 2017, are set forth below.

	2018	2017

Audit Fees	$1,954,495	$1,728,352

Audit-Related Fees	$711,000	$806,000

Tax Fees	$42,375	$50,000

All Other Fees	—	—

Total	$2,707,870	$2,584,352

Audit Fees. Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Sallie Mae and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees. Tax fees include fees for federal and state tax compliance, and tax consultation services.

All Other Fees. All other fees for the fiscal year ended December 31, 2018 were $0. All other fees for the fiscal year ended December 31, 2017 were $0.

Pre-Approval Requirements

The Audit Committee’s charter addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee’s charter requires all services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2018. Reporting is provided to the Audit Committee regarding services the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

2019 Proxy Statement — SLM CORPORATION    23

OWNERSHIP OF COMMON STOCK BY 5 PERCENT OR MORE HOLDERS

OWNERSHIP OF COMMON STOCK BY 5 PERCENT OR MORE HOLDERS

The following table provides information about each stockholder known to Sallie Mae to beneficially own five percent or more of the outstanding shares of our Common Stock, based solely on the information filed by each such stockholder (i) in 2019 for the year ended December 31, 2018, on Schedule 13G and 13G/A or (ii) on Schedule 13D/A as most recently filed, as applicable, under the Exchange Act.

Name and Address of Beneficial Owner	Shares(1)	Percent(1)

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	43,240,757	9.9%

ValueAct Capital Master Fund, L.P. and its related entities(3) 1 Letterman Drive, Building D, 4th Floor San Francisco, CA 94129	37,605,408	8.6%

Barrow, Hanley, Mewhinney & Strauss, LLC(4) 2200 Ross Avenue 31st Floor Dallas, TX 75201-2761	31,303,199	7.2%

T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	30,147,259	6.9%

FMR LLC and Abigail P. Johnson(6) 245 Summer Street Boston, MA 02210	29,595,693	6.8%

The Vanguard Group, Inc.(7) 100 Vanguard Blvd. Malvern, PA 19355	27,507,638	6.3%

(1)

Based on information in the most recent Schedule 13G or Schedule 13G/A or Schedule 13D/A, as the case may be, filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s Common Stock as of December 31, 2018. Percentages are based on computations contained in the Schedule 13G or Schedule 13G/A or Schedule 13 D/A of the reporting entity.

(2)

Information is as of December 31, 2018 and is based upon a Schedule 13G/A, filed with the SEC on February 6, 2019, by BlackRock, Inc., a Delaware corporation. The reporting entity reported the sole power to vote or direct the voting for 40,829,100 shares of Common Stock and the sole power to dispose of or direct the disposition of 43,240,757 shares of Common Stock.

(3)

Information is as of June 27, 2018 and is based upon a Schedule 13D/A, filed with the SEC on June 29, 2018, by ValueAct Capital Master Fund, L.P. and its related entities (“ValueAct Group”). The reporting entity reported the shared power to vote or to direct the vote for 37,605,408 shares of Common Stock and shared power to dispose or to direct the disposition of 37,605,408 shares of Common Stock.

(4)

Information is as of December 31, 2018 and is based upon a Schedule 13G, filed with the SEC on February 11, 2019, by Barrow, Hanley, Mewhinney & Strauss, LLC, a Delaware limited liability company. The reporting entity reported sole power to vote or direct the vote for 15,178,739 shares of Common Stock, shared power to vote or to direct the vote for 16,124,460 shares of Common Stock and sole power to dispose or to direct the disposition of 31,303,199 shares of Common Stock.

(5)

Information is as of December 31, 2018 and is based upon a Schedule 13G/A, filed with the SEC on February 14, 2019, by T. Rowe Price Associates, Inc., a Maryland corporation. The reporting entity reported the sole power to vote or direct the voting for 8,796,245 shares of Common Stock and sole power to dispose of or direct the disposition of 30,147,259 shares of Common Stock.

(6)

Information is as of December 31, 2018 and is based upon a Schedule 13G, filed with the SEC on February 13, 2019, by FMR LLC, a Delaware limited liability company, and Abigail P. Johnson, through her control of FMR LLC. FMR LLC reported the sole power to vote or direct the voting for 1,243,133 shares of Common Stock, and FMR LLC and Abigail P. Johnson each reported the sole power to dispose of or direct the disposition of 29,595,693 shares of Common Stock.

(7)

Information is as of December 31, 2018 and is based upon a Schedule 13G/A, filed with the SEC on February 11, 2019, by The Vanguard Group, Inc., a Pennsylvania corporation. The reporting entity reported the sole power to vote or direct the voting for 203,683 shares of Common Stock, the shared power to vote or direct the voting for 49,777 shares of Common Stock, the sole power to dispose of or direct the disposition of 27,295,107 shares of Common Stock, and shared power to dispose of or direct the disposition of 212,531 shares of Common Stock.

24    SLM CORPORATION — 2019 Proxy Statement

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of Sallie Mae’s Common Stock by: (i) our current directors and nominees; (ii) the Named Executive Officers listed in the Summary Compensation Table(1); and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of February 28, 2019, unless noted otherwise(2). As of February 28, 2019, the Company had 434,286,172 outstanding shares of Common Stock. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Shares(2)	Vested Options	Total Beneficial Ownership	Percent of Class

Directors and Director Nominees

Paul G. Child	41,574	200	41,776	*

Mary Carter Warren Franke	39,921	—	39,921	*

Earl A. Goode	96,521	33,375	129,896	*

Marianne M. Keler	74,946	1,562	76,508	*

Mark L. Lavelle	—	—	—	—

Jim Matheson	33,868	—	33,868	*

Jed H. Pitcher(3)	46,469	1,422	47,891	*

Frank C. Puleo	100,036	33,375	133,411	*

Raymond J. Quinlan	821,847	—	821,847	*

Vivian C. Schneck-Last	33,868	—	33,868	*

William N. Shiebler(4)	52,909	1,522	54,431	*

Robert S. Strong	56,921	—	56,921	*

Kirsten O. Wolberg	15,045	—	15,045	*

Named Executive Officers

Steven J. McGarry(5)	173,402	15,765	189,167	*

Paul F. Thome(6)	120,434	15,765	136,199	*

Jeffrey F. Dale	46,762	—	46,762	*

Nicolas Jafarieh	14,418	—	14,418	*

Current Directors and Executive Officers as a Group (19 Persons)	1,837,798	103,933	1,941,731	*
*	Represents beneficial ownership of less than 1 percent.

(1)	Mr. Rocha died on January 17, 2018 and is not included in this table.

(2)	Shares that may be acquired within 60 days of February 28, 2019, through exercise of vested net settled options. Net settled options are shown on a “spread basis” and if not in-the-money shown as 0.

(3)	Includes 2,633 shares held in trust.

(4)	Includes 1,027 shares held in trust and 10,000 shares held in a partnership.

(5)	Includes 110 shares credited as phantom stock units due to a deferred compensation plan account, and 2,141 unitized stock held in a 401(k) account.

(6)	Includes 23,847 unitized stock held in a supplemental 401(k) account.

2019 Proxy Statement — SLM CORPORATION    25

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Sallie Mae’s executive officers who are not directors. Biographical information for Mr. Quinlan is included in Proposal 1—Election of Directors.

Name and Age	Position and Business Experience

Steven J. McGarry 61

•  Executive Vice President and Chief Financial Officer, SLM Corporation—May 2014 to present; Senior Vice President—Corporate Finance and Investor Relations, SLM Corporation—June 2013 to April 2014; Senior Vice President—Investor Relations, SLM Corporation—June 2008 to June 2013

Paul F. Thome 68

•  Executive Vice President and Chief Administration Officer, SLM Corporation and President of Sallie Mae Bank—February 2016 to present; Senior Vice President, SLM Corporation and President of Sallie Mae Bank—January 2011 to February 2016; Senior Vice President—Business Finance, SLM Corporation—March 2009 to January 2011

•  Chief Financial Officer and Co-Founder, Credit One Financial Services LLC-October 2006 to March 2009

•  Executive Vice President, MBNA Corporation—1996 to 2006

Donna F. Vieira 54

•  Executive Vice President and Chief Marketing Officer, SLM Corporation—January 2019 to present

•  Chief Marketing Officer, Consumer Banking and Wealth Management, JPMorgan Chase—May 2014 to October 2018

•  Chief Marketing Officer, Chase Business Banking, JPMorgan Chase—April 2011 to May 2014

•  Senior Vice President, Relationship Manager, Dun & Bradstreet—March 2010 to April 2011

•  Senior Vice President, General Manager Small Business Products, Dun & Bradstreet—July 2008 to March 2010

Jonathan R. Boyles 52	• Senior Vice President, Controller, SLM Corporation—May 2014 to present; Vice President, Corporate Financial Reporting and Accounting Policy, SLM Corporation—May 2010 to April 2014

Jeffrey F. Dale 57

•  Senior Vice President and Chief Risk Officer, SLM Corporation—July 2014 to present

•  North American Group Risk Director, Citigroup—February 2009 to July 2014

•  Divisional Risk Officer, Lloyds TSB—July 2006 to February 2009

Nicolas Jafarieh 44

•  Senior Vice President and General Counsel, SLM Corporation—March 2018 to present

•  Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary, SLM Corporation—February 2017 to March 2018

•  Vice President, Associate General Counsel, and Assistant Corporate Secretary, SLM Corporation—December 2013 to February 2017

•  Managing Director and Associate General Counsel, Sallie Mae, Inc.—February 2010 to December 2013

•  Associate General Counsel, Sallie Mae, Inc.—June 2008 to February 2010

26    SLM CORPORATION — 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

CD&A Roadmap

Executive Summary

In this Compensation Discussion and Analysis (“CD&A”), we describe our compensation practices and programs in the context of our NEOs. It is worth noting our compensation practices and programs applicable to our NEOs in many cases also apply to senior executive employees other than our NEOs.

We continue to refine our executive compensation practices and programs through feedback from stockholders, alignment with our performance, and continuing assessments of competitive practices. We use these practices and programs to attract, motivate and retain our NEOs and other executives. In particular, we will explain how the NGC Committee of the Board of Directors made 2018 compensation decisions for our NEOs.

Our primary business is to originate and service high-quality Private Education Loans. “Private Education Loans” are education loans for students or their families that are not made, insured, or guaranteed by any state or federal government. In 2018, nearly 374,000 families chose us as their Private Education Loan provider, more than any other private student loan lender. We originated $5.3 billion of Private Education Loans, an increase of 11 percent from the year ended December 31, 2017. As of December 31, 2018, we had $20.3 billion of Private Education Loans, net, outstanding. In 2016, we began to purchase unsecured personal loans used for non-educational purposes (“Personal Loans”), and in 2018 we began to originate Personal Loans. At December 31, 2018, we had $1.1 billion of Personal Loans, net outstanding.

Our performance-based compensation programs, including our 2018 Management Incentive Plan (“2018 MIP”) and grant of PSUs, focus our senior executives on goals which drive our financial performance. As discussed in more detail herein, our 2018 MIP encourages executives to focus on customer growth (through metrics such as private education loan originations and customer ease), while both our 2018 MIP and PSU grants ensure that such growth comes from high credit quality loans (through metrics such as weighted average origination FICO score for Private Education Loans, gross Private Education Loan defaults as a percentage of average loan balances in repayment, and cumulative charge-offs). In addition to the more traditional financial metrics (core earnings per share and operating expenses), these goals focused our senior executives’ attention on increasing the number of Private Education Loans we originated in 2018, improving our overall financial condition.

2019 Proxy Statement — SLM CORPORATION    27

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The pay-for-performance philosophy underlying our executive compensation program provides a competitive total compensation program tied to both Company and individual performance and aligned with the interests of our stockholders. We use the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

•

Tie a significant portion of the total compensation of our executives to the achievement of enterprise-wide goals that drive shareholder value pursuant to the 2018 MIP, as described in further detail on page 35.

•	Focus executive compensation towards long-term equity-based incentives to reward long-term growth and focus management on sustained success and shareholder value creation.

•	Grant PSUs to further align executive compensation with the performance of the Company.

•	Establish stock ownership guidelines that link the interests of our executives with our common stockholders.

•	Provide base salaries that are competitive and permit us to attract, motivate, and retain those executives who drive our success.

•	Provide competitive employee benefits and limited perquisites.

Named Executive Officers

For the fiscal year ended December 31, 2018, our Named Executive Officers were:

Raymond J. Quinlan Chairman of the Board of Directors and Chief Executive Officer	Steven J. McGarry Executive Vice President and Chief Financial Officer	Paul F. Thome Executive Vice President and Chief Administration Officer	Jeffrey F. Dale Senior Vice President and Chief Risk Officer	Nicolas Jafarieh(1) Senior Vice President and General Counsel	Charles P. Rocha(2) Former Executive Vice President and Chief Marketing Officer

(1)	Mr. Jafarieh was appointed as General Counsel on March 1, 2018.

(2)	Mr. Rocha died on January 17, 2018.

Compensation Practices Summary

What We Do	What We Don’t Do

✓  Tie significant portions of compensation to Company performance

✓   Utilize the 2018 MIP containing a formulaic funding mechanism (based on quantitative metrics) for annual bonuses

✓   Annually review and refine our LTIP based on feedback from shareholders, our independent compensation consultant, and market best practices

✓   Mitigate risk-taking by utilizing equity awards vesting over a three-year period, while placing caps on potential payments and maintaining equity (as well as cash bonus) clawback provisions

✓  Require significant share ownership by the Chairman and CEO, Executive Vice Presidents, and Senior Vice Presidents

✓  NGC Committee, comprised only of independent directors, determines achievement of both corporate and individual performance of NEOs, as well as all aspects of their compensation and incentives

✓   Annually assess risk of significant employee incentive compensation plans

✓   Retain an independent compensation consultant to advise on market practices and specific compensation programs

×   Since 2014, no individual employment agreements have been entered into

×   No individual change-in-control agreements

×   No “single-trigger” change-in-control agreements

×   No excise tax gross-ups

×   No hedging or pledging of Common Stock

×   No single-trigger accelerated settlement of equity awards

×   No above-market returns on deferred compensation plans

×   No pension benefits provided

28    SLM CORPORATION — 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement & Say-on-Pay Results

SHAREHOLDER ENGAGEMENT

Spring	Summer	Fall	Winter

•  Active outreach with institutional holders to discuss important governance items to be considered at Annual Meeting

•  Publish annual communications to stockholders including the proxy statement and Form 10-K

•  Conduct Annual Meeting

•  Review results and feedback from Annual Meeting with institutional holders

•  Share investor feedback with the Board of Directors

•  Active outreach with institutional holders to discuss vote and follow up issues

•  Conduct annual Board of Directors assessment of governance

• Active outreach with institutional holders to identify focus and priorities for the coming year

•  Perform peer group compensation analysis to ensure compensation is appropriate based on financial performance comparisons

•  Review governance practices and trends, regulatory developments, and our governance framework

We engage with our stockholders and proxy advisory firms throughout the year and provide stockholders with an annual opportunity to cast an advisory say-on-pay vote. At our 2018 annual meeting of stockholders, over 92 percent of the votes present voted in favor of our say-on-pay proposal. Additionally, in 2018 management reached out to investors owning a majority of the outstanding shares and discussed our executive compensation program and other compensation-related matters with a number of them. Through our stockholder engagement and strong say-on-pay vote, we gathered important information on how our compensation policies could continue to improve and continued practices that encourage sustainable long-term growth. We continue to focus on performance-based compensation for our NEOs as we (i) tie a significant portion of total NEO compensation to the achievement of performance metrics and goals pursuant to the 2018 MIP and (ii) award a greater percentage of each NEO’s LTIP in the form of PSUs. In 2018, we increased the amount of PSUs awarded to NEOs under the LTIP from 20 percent to 25 percent. We continued this practice in 2019 by increasing the amount of PSUs awarded to NEOs under the LTIP from 25 percent to 50 percent. Stockholder engagement and the outcome of the say-on-pay vote results will continue to inform future compensation decisions.

Historical Say-on-Pay Vote

Annual Meeting Year	2014	2015	2016	2017	2018
For Say-on-Pay Vote	98.2%	86.8%	87.1%	89.6%	92.2%

Stock Performance

Our stock generated a three-year total return for stockholders of 27.5 percent from 2016 through 2018, compared to 17.1 percent for our peer group of companies, 22.2 percent for the S&P Supercomposite Consumer Finance Sub Industry Index, and 10.0 percent for the S&P 400 Regional Bank Sub-Industry Index. As of December 31, 2018, we ranked in the 50th percentile of total returns for the three-year period of our peer group.

2019 Proxy Statement — SLM CORPORATION    29

COMPENSATION DISCUSSION AND ANALYSIS

Total Shareholder Return

12/31/15-12/31/18

*	For the full roster of members of our peer group, please refer to the section below on page 45 entitled “Peer Group Analysis.”

Over the last three years, we have increased Total Assets by 75 percent and Diluted Earnings Per Common Share by 81 percent. During this three-year period, the Total Shareholder Return for the Company was 27.5  percent.

Highlights of Company Performance

•	2018 Net Income Attributable to Common Stock (calculated in accordance with Generally Accepted Accounting Principles (“GAAP”)) of $472 million as compared to $273 million in the prior year.

•	$1.07 Diluted Earnings Per Common Share for 2018 as compared to $0.62 for the prior year.

•	Private Education Loan Originations of $5.3 billion in 2018 as compared to $4.8 billion in 2017, an 11 percent increase year-over-year.

•	Private Education Loan portfolio, net, totaled $20.3 billion at December 31, 2018, an 18 percent increase from December 31, 2017.

•	Total Assets of $26.6 billion at December 31, 2018 as compared to $21.8 billion at December 31, 2017.

Achievement of 2018 Management Objectives

For 2018, we set out the following major goals for ourselves: (1) prudently grow our Private Education Loan assets and revenues while continuing to diversify the mix of our funding sources; (2) maintain our strong capital position; (3) expand our product offerings to increase the level of engagement with our existing customers and attract new customers; (4) manage operating expenses while improving efficiency; (5) maintain our strong governance, risk oversight and compliance infrastructure; and (6) leverage our culture to engage employees, recognize and reward contributions to business results, and develop talent to support our business strategy and growth. The following describes our performance relative to each of these goals.

Management Objective	Highlights

Prudently Grow Private Education Loan Assets and Revenues

•  We pursued managed growth in our Private Education Loan portfolio in 2018 by leveraging our Sallie Mae brand, our relationship with more than 2,000 colleges and universities, and our direct consumer marketing efforts. In 2018, we introduced six new graduate student loan products tailored to meet the needs of students in their specific fields of study and originated $186 million of that product in 2018. We are determined to maintain overall credit quality and cosigner rates in our Smart Option Student Loan originations. Private Education Loan originations were 11 percent higher in 2018 compared with 2017. The average FICO scores at approval and the cosigner rates for originations for the year ended December 31, 2018 were 746 and 87.2 percent, compared with 747 and 88.0 percent for originations in the year ended December 31, 2017, respectively. In addition, to help facilitate the expected increase in our Private Education Loan originations and the increasing percentage of fixed-rate loans being selected by our customers, we continued to diversify the mix of our funding sources in 2018. In 2018, we completed three secured financings totaling $1.9 billion compared with two secured financings totaling $1.4 billion in 2017. We also raised fixed-rate brokered certificates of deposit in longer terms to manage potential interest rate risk.

30    SLM CORPORATION — 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Management Objective	Highlights

Maintain Our Strong Capital Position

•  As our balance sheet grew in 2018, our regulatory capital ratios remained stable and we generated earnings and capital sufficient to cover the growth in our risk-weighted assets and remain significantly in excess of the capital levels required to be considered “well capitalized” by our regulators. As of December 31, 2018, the Bank had a Common Equity Tier 1 risk-based capital ratio of 12.1 percent, a Tier 1 risk-based capital ratio of 12.1 percent, a Total risk-based capital ratio of 13.3 percent and a Tier 1 leverage ratio of 11.1 percent, all exceeding the current regulatory guidelines for “well capitalized” institutions by a significant amount.

Expand Our Product Offerings to Increase Level of Engagement With Our Existing Customers and Attract New Customers

•  We made investments in 2018 that accelerated the diversification of our consumer lending platform into the Personal Loan and credit card businesses. In 2018, we began to offer six new graduate student loan products that are tailored to meet the needs of students in their specific fields of study.

•  In 2018, we began to originate Personal Loans and originated $455 million in total Personal Loans during the year. In addition, in 2018, we acquired $703 million of Personal Loans originated by third parties.

•  During the year, we began to lay the foundation for our credit card business. This process included identifying and selecting a partner to help issue and service credit card accounts, assembling the team to execute our business plan and limited issuances of credit cards to test our processes and systems.

•  We believe that these two new consumer finance products are an extension of our core competencies of underwriting, marketing and servicing unsecured credits and that these new product offerings will also enhance our Private Education Loan business.

Manage Operating Expenses While Improving Efficiency

•  We measure our effectiveness in managing operating expenses by monitoring our non-GAAP operating efficiency ratio[1]. Full-year non-interest expenses grew 24 percent year-over-year, while the non-GAAP operating efficiency ratio was 41.0 percent for the year ended December 31, 2018, compared with 39.6 percent for the year ended December 31, 2017. The non-GAAP operating efficiency ratios for the years ended December 31, 2018 and December 31, 2017, respectively, were unfavorably affected by certain tax-related items[2]. Excluding these tax-related items, the non-GAAP operating efficiency ratio would have been 38.3 percent for the year ended December 31, 2018 and 38.4 percent for the year ended December 31, 2017. The increase in non-interest expenses in 2018 was driven by growth in our loan portfolio and investments associated with the development of our Personal Loan product, as well as investments related to other product diversification and platform enhancements.

•  In early 2018, we indicated our intention to invest $40 million to accelerate the diversification of our consumer lending platform into the Personal Loan and credit card businesses and to migrate our technology infrastructure to the cloud. Non-interest expenses associated with these efforts totaled $44 million in 2018. Expenses in our primary education loan business increased 14 percent in 2018 compared to 2017, excluding the technology infrastructure migration costs.

Maintain Our Strong Governance, Risk Oversight and Compliance Infrastructure

•  We have built customer protection policies, procedures and compliance management systems sufficient to meet or exceed currently applicable regulatory standards. In addition, we have developed a strong governance framework, which includes robust oversight, education, policies and procedures supported by Enterprise Risk Management, Compliance and Internal Audit functions. Our goal is to consistently comply with or exceed regulatory standards for compliance and risk management. The Department of Justice Consent Order, which was approved by the U.S. District Court for the District of Delaware on September 29, 2014, regarding compliance with the Servicemembers Civil Relief Act, expired by its terms on September 29, 2018, and the related case was dismissed with prejudice on October 4, 2018. This is a further indication of the strength and sustainability of the Bank’s governance, risk oversight and compliance infrastructure.

1

For a description of how we calculate operating efficiency ratio, see Part II, Item 6. “Selected Financial Data” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures—Operating Expenses” in the Company’s 2018 Form 10-K.

2

See Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operation’s—2018 Management Objectives—Manage Operating Expenses While Improving Efficiency” in the Company’s 2018 Form 10-K.

2019 Proxy Statement — SLM CORPORATION    31

COMPENSATION DISCUSSION AND ANALYSIS

Management Objective	Highlights

Leverage Our Culture to Engage Employees, Recognize and Reward Contributions to Business Results, and Develop Talent to Support our Business Strategy and Growth

•  In the first half of 2018, we completed focus groups with a cross-functional representative sample of employees to better understand and act upon their feedback through the annual employee engagement survey. We continued to reward top performers during the year-end compensation process through differentiation of pay based on the results of the performance measurement process. Each area of the business completed its organizational planning to identify critical talent needed now and in the future, against which leadership will develop talent and employees will align their development plans.

•  In the second quarter of 2018, we launched a new competency model that will provide a framework and common language to define the type of talent to move the organization forward. The core and leadership competencies will provide several tools for our employees to chart their career development. We also continued to focus on talent development by piloting a leadership development program to enhance leadership competencies and more effectively achieve results. This experience included a launch of a new multi-rater assessment tool that will be leveraged to create individual development plans.

•  In the third quarter of 2018, we launched a learning management system. The system provides access to learning and development courses. In addition, members of the leadership development program pilot that launched in the second quarter benefited from the expansion of our multi-rater competency assessment tool that will be leveraged in development planning in support of our succession plan.

•  In the fourth quarter of 2018, we implemented a new applicant tracking system which we use to identify and track the best job applicants—internal and external—to support the growth of our business. Throughout the year, we also recognized our highest performing employees through our Awards of Excellence Program.

For additional information with regard to each of these objectives and their achievement, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s 2018 Form 10-K.

Allocation of Compensation

The charts below illustrate, for the CEO and separately for the other NEOs (excluding Mr. Rocha) in aggregate, the percentage of 2018 compensation that consisted of base salaries, annual bonuses (determined and paid in cash and restricted stock units (“RSUs”) in early 2019), and LTIP awards of RSUs and PSUs granted in early 2018.

32    SLM CORPORATION — 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The compensation program in 2018 for our NEOs consisted of seven elements. These elements, as well as the reasons why each was chosen and the ways in which each achieves our compensation objectives, are described below:

Compensation Element		Description	Objective
Base Salary		Fixed cash compensation. Reviewed annually and adjusted as appropriate.	To provide a base level of cash compensation for senior executives based on level and responsibility.
Annual Incentive Bonus

Variable compensation. Annual bonus amounts for 2018 have been determined based on corporate and individual performance components. Corporate performance metrics were derived from management’s 2018 objectives identified in our annual business plan. Bonuses are payable in a combination of cash (75 percent) and RSUs (25 percent). RSUs are subject to transfer restrictions that lapse in one-third increments over three years.

To encourage and reward senior executives for achieving annual corporate performance and individual goals.
Long-Term Equity-Based Incentives	RSUs and PSUs

Multi-year variable compensation. Generally granted annually. In 2018, for Messrs. Quinlan, McGarry, Thome, and Dale, these grants consisted of 75 percent RSUs that vest in one-third increments over a three-year period and 25 percent PSUs (an increase from 20 percent PSUs in 2017) that cliff vest in three years based upon cumulative charge-offs from 2018-2020 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2017. Mr. Jafarieh’s appointment as an executive officer occurred after the 2018 grant, resulting in his award consisting of 100 percent RSUs that vest in one-third increments over a three-year period. In addition, in connection with Mr. Jafarieh’s appointment as General Counsel on March 1, 2018, he received a one-time equity grant in the form of RSUs that vest in one-third increments over a three-year period.

In 2019, the long-term equity-based incentive plan was further revised to increase the proportion of PSUs, and 2019 awards consisted of 50 percent RSUs that vest in one-third increments over a three-year period and 50 percent PSUs (an increase from 25 percent from the prior year) that cliff vest in three years. The 2019 PSUs vest based upon (i) cumulative charge-offs from 2019-2021 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth-quarter of 2018 (50 percent weight) and (ii) pre-tax, pre-provision income at the end of 2021 (50 percent weight); with the total payout subject to a total shareholder return (from 2019-2021) modifier.

To motivate and retain senior executives by aligning their interests with that of stockholders through sustained performance and growth.
Other	Health, welfare, and retirement benefits	Fixed compensation. Company subsidies and matching contributions, respectively.	To promote employee health and protect financial security.
Deferred Compensation Plan and Supplemental 401(k) Savings Plan

Retirement benefit. The Sallie Mae Deferred Compensation Plan and the Supplemental 401(k) Savings Plan provide our highly compensated executives with a vehicle into which they can opt to defer a portion of their compensation for retirement. These opportunities are provided in lieu of any pension benefit plans.

To provide retirement planning opportunities.
Severance benefits

Fixed cash compensation-based severance payments. Equity awards generally continue to vest on their terms after changes of control or involuntary terminations other than for cause. For more information, see “Arrangements with Named Executive Officers” below on page 56.

To maintain continuity of management in light of major restructurings or after a change of control and provide temporary income following involuntary terminations of employment other than for cause.
Perquisites

Fixed compensation. Consists primarily of executive physical examinations and, in limited instances, directed charitable giving made by an affiliate, The Sallie Mae Fund, upon request of our employees.

To provide business-related benefits to assist in attracting and retaining key executives.

2019 Proxy Statement — SLM CORPORATION    33

COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Decisions Are Made

Participant	Roles

Board of Directors

•  Independent members establish Chief Executive Officer’s compensation based on findings and recommendations of NGC Committee and Lead Independent Director.

•  Receives report from NGC Committee with respect to annual MIP target achievement, bonus pool funding, and PSU progress.

NGC Committee

•  Sets annual MIP and PSU targets and approves NEO individual performance goals at the beginning of each year.

•  Establishes annual long-term equity-based incentive plan awards for senior executives, including NEOs, and establishes related performance-based metrics.

•  Retains independent compensation consultant on annual basis.

•  Establishes peer group for comparative compensation data purposes.

•  Participates with Lead Independent Director in the annual performance and compensation review of Chief Executive Officer and recommendation to the Board of Directors.

•  Reviews and approves all aspects of NEO compensation.

•  Approves and/or certifies annual achievement of MIP targets, PSU targets, aggregate MIP bonus pool, and NEO individual performance goals.

Lead Independent Director	• Participates in development and delivery of Chief Executive Officer’s performance and compensation review.

NGC Committee Chair

•  Participates in development and delivery of Chief Executive Officer’s performance and compensation review.

•  Participates with Chief Executive Officer in final review and approval of all individual MIP and LTIP awards to all eligible senior executives other than NEOs.

Chief Executive Officer

•  Reviews performance of all other NEOs with NGC Committee and makes recommendations with regard to their salaries, bonuses, and LTIP awards.

•  Participates with NGC Committee Chair in final review and approval of all individual MIP and LTIP awards to all eligible senior executives other than NEOs.

Compensation Consultant

•  Assists the NGC Committee in the review and oversight of all aspects of our executive compensation programs, particularly as they relate to the development and interpretation of peer group membership, compensation data, and the design and implementation of executive compensation programs in light of prevailing regulatory and market practices.

Chief Risk Officer

•  The adoption of, and payment pursuant to, any employee incentive compensation plan requires the Chief Risk Officer (“CRO”) to first conduct a risk assessment to ascertain any potential material risks that may be created by such plan.

In establishing compensation levels and structures, policies, and performance for 2018, the NGC Committee also considered the results of the annual “say-on-pay” advisory vote of stockholders, which received the approval of approximately 92.2 percent of the shares present in person or represented by proxy and entitled to vote on the matter at our 2018 annual meeting of stockholders, and recommendations from stockholders as part of our stockholder outreach.

34    SLM CORPORATION — 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2018 Management Incentive Plan for Named Executive Officers

The following are highlights of the 2018 MIP:

•

Under the 2018 MIP, the NEOs’ annual bonuses were paid (i) 75 percent in cash and (ii) 25 percent in deferred RSUs with transfer restrictions that lapse in one-third increments on the anniversary date of the award over three years.

•	Core Net Operating Income served as the performance metric for establishing the initial funding pool at 200 percent of target for the 2018 MIP.

•	Annual bonus awards for NEOs under the 2018 MIP were determined based on an 80 percent corporate performance component and a 20 percent individual performance component.

•	The following six corporate goals were utilized under the 2018 MIP at the following weightings:

•	Core Earnings Per Share (35 percent)

•	Private Education Loan Originations (25 percent)

•	Operating Expenses (20 percent)

•	Gross Private Education Loan Defaults as a Percentage of Average Loan Balances in Repayment (10 percent)

•	Weighted Average Origination FICO Score for Private Education Loans (5 percent)

•	Customer Ease (5 percent)

•	Each NEO in the 2018 MIP had an established target bonus opportunity, with no guaranteed minimum (i.e., the actual bonus could be 0 percent of target).

•	Included a clawback provision.

•	Chief Risk Officer completed a risk assessment of the 2018 MIP.

Management Incentive Plan Goal Setting

Each year, management develops a rigorous business plan that reflects the Company’s strategy for achieving operating and financial results to enhance franchise value while prudently growing our business. The Company’s business plan was the source of the performance goals approved by the NGC Committee for purposes of setting our 2018 MIP targets. These performance goals were carefully analyzed and subject to considerable review by the NGC Committee, with the advice of its independent compensation consultant.

Since our April 2014 separation from Navient, we have been able to consistently enhance franchise value by growing assets and earnings, maintaining conservative credit standards, and providing excellent customer service. As a financial institution, our targets for the 2018 MIP were designed to balance asset growth, credit quality, operating efficiency, risk management, and customer satisfaction, by utilizing a mix of financial metrics (core earnings per share and operating expenses), customer growth metrics (private credit loan originations and customer ease) and credit quality metrics (weighted average origination FICO and gross Private Education Loan defaults as a percentage of average loan balances in repayment).

In selecting objective performance metrics and establishing challenging target, threshold, and maximum levels of required performance, the NGC Committee considered the upcoming year’s business objectives and outlook in light of the unique dynamics of the consumer-banking sector at that point in time. Rather than only examining and relying upon the prior year’s targets and actual results—which may not reflect the current year’s changes to our strategic business plan—and challenges affecting our industry, the NGC Committee’s goal setting considers particular and timely market trends that are likely to impact our business based on current activity, as well as our Company’s projected growth and other factors specific to our business.

Core Net Operating Income served as the performance metric for establishing the initial funding pool at 200 percent of target for the 2018 MIP. The NGC Committee used that financial metric for the initial bonus pool funding because it reflects the Company’s performance for the year at the broadest level. The Company calculated Core Net Operating Income for 2018 as the sum of (a) Core Earnings attributable to the Company’s Common Stock and (b) preferred stock dividends paid by the Company in 2018. For a description of how we calculate “Core Earnings” and for a reconciliation of “Core Earnings” to the nearest comparable GAAP measure, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Key Financial Measures-Core Earnings” in our 2018 Form 10-K. Based on forecasted financial results, the Core Net Operating Income target for the 2018 MIP was set at $360.1 million. This represents an increase of $66.1 million from the $294 million target for the 2017 MIP. Based upon the Company’s satisfaction of the Core Net Operating Income target that had been set, the 2018 MIP funding pool was funded at 200 percent of target.

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COMPENSATION DISCUSSION AND ANALYSIS

Then, a combination of corporate metrics and individual performance goals were used to guide the NGC Committee in its exercise of downward discretion for determining the final awards to the NEOs. For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

For the corporate performance portion of the 2018 MIP, six corporate performance metrics were utilized. As discussed above, these metrics were derived from management’s 2018 objectives identified in our annual business plan. These metrics, their rationale, and the weightings at which they were set are discussed in the table below:

METRIC	WEIGHTING	RATIONALE FOR USING EACH METRIC

Core Earnings Per Share	35%

This is the primary metric used by management and investors to measure the Company’s success for the year.

For 2018, the NGC Committee approved a target of $0.986 for Core Earnings Per Share, an approximately 44 percent increase from the 2017 target of $0.684.

Private Education Loan Originations	25%

This measurement serves as a key indicator of the trajectory of our business, including our future earnings and asset growth.

For 2018, the NGC Committee approved a target of $5 billion for Private Education Loan Originations, an increase from the $4.9 billion target in 2017.

Operating Expenses	20%

This is a key measurement to evaluate the expense discipline of the Company regarding costs attributable to running our business, building out our servicing and origination platforms, and investing in new products.

For 2018, the NGC Committee approved a target of $535 million for Operating Expenses, an increase from the $442.5 million target in 2017. The target increase was attributable to the Company’s significant growth in its loan portfolio, the number of customers, and the percentage of loans entering full principal and interest repayment status, all of which translates into a higher servicing expense. The Company invested $44 million in 2018 accelerating the diversification of its consumer lending platform into the Personal Loan and credit card businesses and to migrate its technology infrastructure to the cloud. The NGC Committee increased the Operating Expenses target in recognition of these business initiatives and investments in the growth of our franchise.

Gross Private Education Loan Defaults as a Percentage of Average Loan Balances in Repayment	10%

This metric is used to measure the credit performance of our Private Education Loan portfolio, a significant indicator of the health of our business.

For 2018, the NGC Committee approved a target of 1.53 percent for Gross Private Education Loan Defaults, an increase from the 1.15 percent target in 2017. The increase was attributable to the seasoning of the Company’s Private Education Loan portfolio. The number of loans in full principal and interest repayment status increased from 2017 to 2018, which reflects that seasoning. This growth in Gross Private Education Loan Defaults is consistent with the Company’s business plan.

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COMPENSATION DISCUSSION AND ANALYSIS

METRIC	WEIGHTING	RATIONALE FOR USING EACH METRIC

Weighted Average Origination FICO Score for Private Education Loans	5%

This metric serves as a key measurement of credit quality for Private Education Loans originated in the current year. This metric is used to ensure the consistency of our underwriting standards and confirm that our parameters are not loosened in a way that will reduce Private Education Loan portfolio credit quality.

For 2018, the NGC Committee retained its 2017 target of 745 for its Weighted Average Origination FICO Score for Private Education Loans. The NGC Committee determined a Weighted Average Origination FICO of 745 should continue to ensure that the credit parameters are not loosened in a way that would reduce Private Education Loan portfolio quality.

Customer Ease	5%

To better align with the industry and ensure that we measure the ease with which customers engage and receive service from us, this metric is used to measure the customer experience. Customer Ease is calculated as the inverse of the following: Calls into Service and Sales Agents divided by (Calls + Online Servicing Logins + Mobile Logins + Online Application Visits).

For 2018, the NGC Committee approved a target of 92 percent for Customer Ease, an increase from the 90 percent target in 2017.

Minimum, target, and maximum achievement levels were set for each performance metric and a weight assigned to each performance metric based on its relative importance to our overall operating plan. Our NEOs were each eligible to receive bonuses up to a stated maximum percentage of their base salary, not to exceed $5 million, assuming the initial funding threshold is achieved.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 MIP Computation

In April 2018, the NGC Committee established the bonus pool funding and corporate performance goals. In January 2019, the NGC Committee and the Lead Independent Director reviewed our relative achievement of the previously established bonus pool funding and corporate performance goals, and after discussions with our Chief Executive Officer, determined that for the year ended December 31, 2018: (i) the bonus pool should be funded at the maximum level of 200 percent of target based on the achievement of Core Net Operating Income of $486.5 million; and (ii) the weighted achievement of the 2018 MIP corporate performance goals was attained at a level of 128.1 percent of the targets set under the 2018 MIP.

Application of the 2018 MIP score, based on the corporate performance goals approved in April 2018, resulted in the following outcomes:

Corporate Performance Goal	Min	Target	Max	Actual Performance	Award Factor	Weighting	Corporate Performance Score

Core Earnings Per Share	$0.912	$0.986	$1.06	$1.071	150%	35%	52.5%

Private Education Loan Originations	$4,750	$5,000	$5,250	$5,315	150%	25%	37.5%

Operating Expenses(1)	$573	$535	$498	$557	71%	20%	14.2%

Gross Private Education Loan Defaults (as % of Average Loan Balances in Repayment)	2.03%	1.53%	1.03%	1.16%	136%	10%	13.6%

Customer Ease(2)	84%	92%	100%	93%	106%	5%	5.3%

Weighted Average Origination FICO Score for Private Education Loans	735	745	755	746	101%	5%	5.0%

Total							128.1%

(1)

The Company did not achieve the operating expenses target as a result of management’s decision to invest $44 million in 2018 accelerating the diversification of its consumer lending platform into the Personal Loan and credit card businesses and to migrate its technology infrastructure to the cloud.

(2)	As defined in the section above titled “2018 Management Incentive Plan for Named Executive Officers.”

Applying the 2018 MIP score of 128.1 percent and the NGC Committee’s assessment of each NEO’s individual achievements, which are discussed in further detail in the section titled “NEO Achievements” below, the annual bonus payment to each NEO under the 2018 MIP and its components are set forth below.

Named Executive Officer(1)	Target Bonus as a % of Base Salary	2018 Target Bonus $ Amount	2018 Corporate Performance Bonus Component(2)	2018 Individual Performance Bonus Component	2018 Total Actual Bonus
Raymond J. Quinlan	150%	$1,275,000	$1,306,620	$489,983	$1,796,603
Steven J. McGarry	150%	$750,000	$768,600	$192,150	$960,750
Paul F. Thome	125%	$500,000	$512,400	$172,935	$685,335
Jeffrey F. Dale	100%	$400,000	$409,920	$102,480	$512,400
Nicolas Jafarieh	100%	$425,000	$435,540	$108,885	$544,425

(1)	Mr. Rocha died on January 17, 2018 and did not participate in the 2018 MIP.

(2)	For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

38    SLM CORPORATION — 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2018 NEO Long-Term Incentive Program

In connection with our 2018 NEO LTIP awards, the NGC Committee utilized a combination of (i) 75 percent RSUs vesting in one-third increments over each anniversary of the grant date, and (ii) 25 percent PSUs vesting in 2021 upon certification by the NGC Committee as to satisfaction of the performance factor. Our 2018 LTIP grants are intended to provide long-term incentive and performance-based compensation to our NEOs in order to retain and attract highly qualified executives and tie their performance to the performance of our Company, thus aligning their interests with the interests of our stockholders.

For the 2019 NEO LTIP, the NGC Committee utilized a combination of 50 percent RSUs and 50 percent PSUs as further described on page 43.

2018 PSUs for NEO Long-Term Incentive Awards

•  For Messrs. Quinlan, McGarry, Thome, and Dale, we granted PSUs that:

•  vest between 0 percent to 150 percent in 2021 based on the level of cumulative charge-offs from 2018-2020 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2017; and

•  vest upon the NGC Committee’s determination of actual performance relative to pre-established targets.

•  Mr. Jafarieh’s appointment as an executive officer occurred after the 2018 PSU grant, resulting in his 2018 equity award consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

•  Mr. Rocha did not receive an equity award in 2018 as he died on January 17, 2018.

We believe that emphasis on maintaining the credit performance of our Private Education Loans over the next three years is of critical importance to the Company. To measure our success, we selected cumulative charge-offs against our fourth-quarter 2017 first entering full principal and interest repayment status cohort of Private Education Loans (as described above) as the relevant PSU credit performance metric. Accordingly, we believe that linking our equity grants to cumulative charge-offs creates an appropriate way to measure and reward performance and drive profitable growth.

We annually review the metrics (and related target levels) used in our long-term incentive programs to ensure they remain aligned with our strategic plan and the interest of our stockholders. This three-year cumulative charge-offs goal is derived from a rigorous process that involved input and discussions among the NGC Committee, the Chief Executive Officer, the Chief Financial Officer, internal human resources, finance personnel, the NGC’s independent compensation consultant, and legal advisors.

The table below sets forth the value of LTIP awards granted in January 2018:

Named Executive Officer(1)	2018 LTIP RSUs ($)	2018 LTIP PSUs(2) ($)	2018 LTIP Total ($)

Raymond J. Quinlan	$2,595,000	$865,000	$3,460,000

Steven J. McGarry	$487,500	$162,500	$650,000

Paul F. Thome	$412,500	$137,500	$550,000

Jeffrey F. Dale	$337,500	$112,500	$450,000

Nicolas Jafarieh(3)	$300,000	—	$300,000

(1)	Mr. Rocha died on January 17, 2018 and did not receive any equity awards in 2018.

(2)

PSUs granted in 2018 to NEOs are disclosed in this column at the target level. PSUs will vest between 0 percent-150 percent based on the level of cumulative charge-offs from 2018—2020 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2017.

(3)

Mr. Jafarieh’s appointment as an executive officer occurred after the 2018 PSU grant resulting in his LTIP equity award consisting of 100 percent RSUs that vest in one-third increments over a three-year period. Also, not reflected in the table above, Mr. Jafarieh received an additional RSU award in March 2018 valued at $100,000 in connection with his appointment as General Counsel. These RSUs will vest in one-third increments over a three-year period.

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COMPENSATION DISCUSSION AND ANALYSIS

NEO Achievements

Material factors considered in the Committee’s assessment of individual performance for 2018 include:

NEO	ACHIEVEMENTS

Raymond J. Quinlan, Chairman and Chief Executive Officer

Under Mr. Quinlan’s leadership, the Company achieved the following:

•  Prudently managed the Company’s 2018 growth, including:

•  Private Education Loan originations and portfolio growth of 11 percent and 18 percent, respectively, as compared to 2017, while improving our customers’ experience, maintaining cutting edge technology, and providing high quality service;

•  Net Income Attributable to Common Stock (calculated in accordance with GAAP) growth of 73 percent, as compared to 2017; and

•  Diluted Earnings Per Common Share growth of 73 percent, as compared to 2017;

•  Completed three secured financings totaling $1.9 billion;

•  Maintained our strong capital position that significantly exceeds those ratios necessary to be considered “well capitalized” by the Federal Deposit Insurance Corporation;

•  Expanded our product offerings in our consumer lending platform into the Personal Loan business as well as a variety of new graduate student loan products;

•  Commenced the development of a credit card product to increase the level of engagement with our existing customers and attract new customers;

•  Managed operating expenses while improving efficiency;

•  Maintained a strong governance framework, which includes robust oversight, education, policies and procedures supported by enterprise risk management, compliance, and internal audit functions;

•  Strengthened and sustained Sallie Mae Bank’s governance, risk oversight, and compliance infrastructure;

•  Leveraged our culture to engage employees, recognize and reward contributions to business results, and develop talent to support our business strategy and growth.

Steven J. McGarry, Executive Vice President and Chief Financial Officer

•  Led the treasury and capital markets functions contributing to an increase in the Company’s Net Interest Margin from 5.93 percent in 2017 to 6.1 percent in 2018, while navigating a rising interest rate environment coupled with an increasing mix of fixed-rate loans;

•  Expanded the Company’s deposit base, specifically increasing its retail and other deposits by $1.3 billion from 2017 to 2018;

•  Managed the Company’s liquidity and capital management, further creating shareholder value and providing a strong foundation for the Company in 2019;

•  Supported the Company’s diversification efforts by providing the investment necessary for our entry into the credit card and Personal Loan markets and supporting the product managers by helping develop the appropriate business models and pricing;

•  Maintained strong operational internal controls and governance processes;

•  Ensured that the Company’s operations are well funded and capable of delivering the products and customer experience that will support the Company’s brand in the markets where it competes.

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COMPENSATION DISCUSSION AND ANALYSIS

NEO	ACHIEVEMENTS

Paul F. Thome, Executive Vice President and Chief Administration Officer

•  Provided leadership and made significant contributions in the development of the selection and oversight of significant third-party relationships, approval of new products and processes, and prioritization of technology investments including migration to the cloud;

•  Led our physical facility expansion in 2018, achieved on schedule and within budget, by adding 120,000 additional square feet of space including a new Delaware operations center;

•  Led the effort to identify and integrate an all-digital, modern-code core deposit platform that will allow deposit customers to open, transact and service their accounts from any device;

•  Served as the President of our Sallie Mae Bank subsidiary as: (i) Sallie Mae Bank maintained excellent relationships with its banking regulators and exceeded all regulatory standards for well-capitalized banks; (ii) Sallie Mae Bank completed its third Dodd-Frank Stress Test; (iii) Sallie Mae Bank achieved an outstanding CRA rating; and (iv) customer complaint volume declined while loan account growth increased compared to the prior year;

•  Oversaw, as the Chair of the Operational Risk Committee, the introduction of additional loan products including graduate-segment offerings, credit card and Personal Loans in the following respects: (i) assessment of all aspects of operational risk associated with new products and processes; (ii) third-party due diligence and contracts; (iii) operational process design and execution of implementation plan; and (iv) approval of operational policies and procedures.

Jeffrey F. Dale, Senior Vice President and Chief Risk Officer

•  Led a robust Enterprise Risk Management (“ERM”) program that focused on supporting (i) our strong risk and return performance, (ii) the execution of our product diversification efforts, and (iii) stability in the overall control environment for the Company;

•  Ensured a robust governance framework through the ERM program to support our diversification efforts including the organic Personal Loan and development of the credit card product;

•  Implemented improvements through the ERM program including (i) refining policies and procedures, (ii) enhancing risk identification and aggregation processes, (iii) expanding risk reporting capabilities, and (iv) streamlining the model risk management framework;

•  Contributed through the ERM program to positive credit performance of our portfolio in 2018;

•  Evaluated the financial viability of multiple new and existing vendors;

•  Increased awareness of partnerships with not-for-profit schools and for-profit schools and the associated risk.

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COMPENSATION DISCUSSION AND ANALYSIS

NEO	ACHIEVEMENTS

Nicolas Jafarieh, Senior Vice President and General Counsel

•  Successfully assumed the leadership of the legal function in 2018, and transitioned into the role of General Counsel, demonstrating sound judgment, strategic leadership, and thoughtful and balanced management of legal risk;

•  Provided strategic input and oversight on new and evolving corporate initiatives, including our new capital return programs and the strategic partnerships in connection with the launch of our credit card product, while at the same time continuing to oversee the effective day-to-day delivery of legal advice and counsel to the business;

•  Effectively executed with his team on major initiatives and primary areas of responsibility such as: (i) key vendor relationships, commercial contracts, and investments, (ii) launch of new products, and (iii) mitigation of exposure to risk in the areas of tax, regulatory compliance, litigation, employment law, compensation, and public company disclosures;

•  Served as a key advisor to the Company’s Board of Directors and executive management team on corporate governance matters and shareholder outreach;

•  Reviewed and enhanced legal processes, upon assuming leadership of the legal function, with an eye toward continuous improvement of risk controls, cost savings, and professional development of the legal team;

•  Continued to strengthen dialogue and partnerships between the legal department and the business functions to ensure effective risk mitigation, regulatory compliance, and drive governance effectiveness;

•  Served a significant role as part of our senior leadership team and beyond the legal function in our customer-facing initiatives such as our Bridging The Dream Scholarship program, and our employee engagement and development programs.

The following table summarizes performance year 2018 compensation for the NEOs as approved by the NGC Committee:

Name(1)	Base Salary		Management Incentive Plan	Long Term Incentive Plan

Raymond J. Quinlan	$850,000		$1,796,603	$3,460,000

Steven J. McGarry	$500,000	(2)	$960,750	$650,000

Paul F. Thome	$400,000		$685,335	$550,000

Jeffrey F. Dale	$400,000		$512,400	$450,000

Nicolas Jafarieh	$425,000		$544,425	$400,000	(3)

(1)

Mr. Rocha is not included in this table because his 2018 compensation is predominantly related to his cash severance payment related to his death on January 17, 2018. The Company entered into a severance and release agreement with Mr. Rocha’s estate in March 2018 (the “Rocha Agreement”) based on the Company’s Severance Plan. Mr. Rocha’s estate received the following payments and benefits under the Rocha Agreement: (i) a lump sum cash payment equal to $2,051,613.38 less withholding taxes and other deductions and (ii) up to 36 months of the Company’s subsidized continued healthcare benefits for Mr. Rocha’s dependents. Such payments and benefits were awarded based on the following factors: (i) from 2014 through 2017, Mr. Rocha led marketing efforts that resulted in increased private student loan originations and improved market share; (ii) Mr. Rocha oversaw his team’s support of the Company’s deposit franchise, which finished the year in 2017 $650 million greater than it started, a key component of keeping the Company’s funding base strength; and (iii) the Company also conducted another successful Bridging the Dream Scholarship program concluding in 2017, with employees participating in activities to raise nearly $60,000 for scholarships as part of our mission to help families save, plan, and pay for college.

(2)

Mr. McGarry received a base salary increase of $40,000 (approximately 8.7 percent) from $460,000 to $500,000 from the prior year based on his strong performance and in consideration of peer group market data.

(3)	This dollar value includes Mr. Jafarieh’s one-time RSU grant on March 1, 2018 in connection with his appointment as General Counsel.

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COMPENSATION DISCUSSION AND ANALYSIS

Vesting of the 2016 PSU Grants

In 2016, 20 percent of the LTIP award granted to Messrs. Quinlan, McGarry, and Dale consisted of PSUs that vested in February 2019 at 150 percent of target based on cumulative charge-offs of 3.90 percent from 2016-2018 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2015 as detailed in the table below:

Cumulative Charge-offs Performance Chart for 2016 PSU Grant

Based on Performance Period from January 1, 2016 through December 31, 2018:

Cumulative Charge-offs	Percentage of Award — PSU Payout

≤4.0%	150%

4.5%	125%

5.0%	100%

5.5%	75%

6.0%	50%

6.5%	25%

>6.5%	0%

Pursuant to the terms of the 2016 PSU awards, in February 2019, the NGC Committee approved and certified the actual performance of the cumulative charge-offs performance goal for the performance period from January 1, 2016 through December 31, 2018 relative to pre-established targets.

Accordingly, because the cumulative charge-offs for the relevant cohort were 3.90 percent, in February 2019, Messrs. Quinlan, McGarry, and Dale received the following number of shares of common stock pursuant to the vesting of their 2016 PSU grants:

Name	Target Shares of Common Stock Pursuant to the 2016 PSU Award	Actual Shares of Common Stock Pursuant to the 2016 PSU Award

Raymond J. Quinlan	113,445	170,167

Steven J. McGarry	16,806	25,209

Jeffrey F. Dale	12,605	18,907

Messrs. Thome and Jafarieh did not receive PSUs in 2016, and thus did not have any PSU grants that vested in February 2019. In addition, Mr. Rocha died on January 17, 2018, and as a result, all of his equity awards were settled in connection with his estate’s settlement and release entered into in March 2018, and he no longer held any PSUs that would have vested in February 2019.

Changes to the NEO Long-Term Incentive Program for 2019

In 2019, in consultation with our stockholders, the NGC Committee, and our independent compensation consultant, we continued to further enhance our compensation program, particularly with respect to the PSUs granted pursuant to our LTIP. As a result, we further increased the portion of the LTIP award that our NEOs received in the form of PSUs from 25 percent in 2018 to 50 percent in 2019. The NGC Committee also added one additional performance factor and a Total Shareholder Return (“TSR”) modifier. In 2019, the NGC Committee utilized a combination of 50 percent RSUs vesting in one-third increments over each anniversary of the grant date and 50 percent PSUs that will vest in 2022 upon certification by the NGC Committee as to satisfaction of two performance factors, and further decreased or increased by a TSR modifier. The 2019 PSU grant to NEOs will vest between 0 percent to 187.5 percent in 2022 based on (i) the level of cumulative charge-offs from 2019-2021 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2018, (ii) pre-tax, pre-provision income at the end of 2021, and (iii) total shareholder return from 2019-2021. Each of the cumulative charge-offs goal and pre-tax, pre-provision income goal will be equally weighted at 50 percent.

Cumulative Charge-offs

We believe that emphasis on maintaining the credit quality of our Private Education Loans over the next three years is of critical importance to the Company. To measure our success, we have selected cumulative charge-offs of our cohort of Private Education Loans first entering full

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COMPENSATION DISCUSSION AND ANALYSIS

principal and interest repayment status during the fourth quarter of 2018 as the relevant PSU credit quality metric. Cumulative charge-offs are a critical focus of the Company and are, therefore, a measure used in our awards of PSUs. Accordingly, we believe that linking our equity grants to cumulative charge-offs creates an appropriate way to measure and reward performance and drive profitable growth.

Pre-Tax, Pre-Provision Income

We believe that pre-tax, pre-provision income is an important measure of the Company’s current and future financial success. This metric measures the health of the business and reflects our ability to increase loan originations and effectively fund our loans. In addition, this metric evaluates our discipline in controlling expenses to support the Company’s loan growth. Pre-tax, pre-provision income is calculated by adding net interest income and non-interest income (excluding the impact from indemnified tax positions and gains/losses on derivatives and hedging activities, net) less total non-interest expense for the year ended December 31, 2021. Pre-tax, pre-provision income is an important metric for the Company as it correlates net interest income and operating expenses, two important metrics in determining our success, and is therefore a measure used in our awards of PSUs. Accordingly, we believe that linking our equity grants to pre-tax, pre-provision income creates an appropriate additional way to measure and reward long-term performance and drive profitable growth.

TSR

We believe TSR used as a modifier is important because it correlates directly with the Company’s stock price performance, which aligns with shareholder interests, as compared to a defined set of comparable companies based on size, volatility, stock price correlation, and industry.

The following table highlights the LTIP changes from 2018 to 2019:

2018 LTIP	2019 LTIP
25 percent of equity in the form of PSUs	50 percent of equity in the form of PSUs
One PSU performance goal: • cumulative charge-offs	Two PSU performance goals: • cumulative charge-offs • pre-tax, pre-provision income
No TSR modifier	TSR modifier

Risk Assessment of Compensation Plans

The CRO coordinates the risk assessment and oversight of Sallie Mae’s incentive compensation plans with a cross-functional team of Sallie Mae’s senior officers from the human resources, internal audit, compliance, and legal departments. The CRO’s responsibilities include: oversight of the annual risk review and assessment of our incentive compensation plans to ensure our employees are not incented to take inappropriate risks that could impact our financial position and controls, reputation, and operations; and to develop policies and procedures to ensure our incentive compensation plans are designed to achieve their business goals within acceptable risk parameters. The CRO periodically reports to the NGC Committee on the controls and reviews of our incentive compensation plans.

The CRO presented his conclusions to the NGC Committee, and the NGC Committee agreed, that with respect to our 2018 MIP and LTIP, the risks embedded in those plans were within our ability to effectively monitor and manage, properly balanced risk and reward, and were not likely to promote excessive risk-taking.

Compensation Consultant

The NGC Committee retains an independent compensation consultant to advise on relevant market practices and specific compensation programs. A representative of the compensation consultant attended meetings of the NGC Committee, as requested, and communicated with the Chair of the NGC Committee. Frederic W. Cook & Co., Inc. has served as our compensation consultant (the “Compensation Consultant”) since May 2015. Since its appointment, some of the services the Compensation Consultant has provided have included:

•	Assisting in developing a peer group of companies for benchmarking director and executive compensation;

•	Providing market-relevant information as to the composition of director and executive compensation;

•	Providing views on the reasonableness of amounts and forms of director and executive compensation;

44    SLM CORPORATION — 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•	Assisting the NGC Committee with incentive plan design decisions;

•	Providing guidance on regulatory changes; and

•	Reviewing drafts and commenting on the Compensation Discussion and Analysis and related compensation tables for the proxy statement.

From time to time, but no less than annually, the NGC Committee considers the independence of the Compensation Consultant in light of SEC rules and NASDAQ listing standards. At this time, the NGC Committee has concluded there is no conflict of interest with regard to the Compensation Consultant.

Committee Interlocks and Insider Participation

All members of the NGC Committee are independent directors, and no current member is or has been an employee of Sallie Mae. During 2018, none of our executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the NGC Committee.

Peer Group Analysis

The NGC Committee works with the Compensation Consultant to select a financial services peer group for purposes of identifying and considering comparative compensation data in determining the compensation of our Chief Executive Officer and other NEOs. The peer group, which is periodically reviewed and updated by the NGC Committee, consists of companies selected by the NGC Committee that are similar in size (revenue and market capitalization) and in the same industry as the Company and with whom the Company may compete for executive talent. No changes were made to the peer group in 2018 other than the removal of Everbank Financial Corp. and Private Bancorp, Inc. due to the completion of their respective acquisitions. The peer group utilized for purposes of setting NEO compensation components is as follows:

Peer Group
Bank OZK	PacWest Bancorp

Commerce Bancshares, Inc.	Prosperity Bancshares, Inc.

First Republic Bank/CA	Signature Bank

F.N.B. Corporation	SVB Financial Group

Hancock Holding Company	Texas Capital Bancshares, Inc.

IberiaBank Corporation	Webster Financial Corp.

MB Financial, Inc.	Western Alliance Bancorporation

The NGC Committee believes it is appropriate to continuously monitor relative compensation amounts with respect to the same peer group used by management and the Board of Directors for financial performance comparisons.

Other Arrangements, Policies and Practices Related to Executive Compensation Programs

Share Ownership Guidelines

As of December 31, 2018, the guidelines for beneficial ownership of our Common Stock, which are expected to be achieved over a five-year period from date of hire or appointment, were as follows:

•	Chief Executive Officer (Mr. Quinlan)—lesser of 1 million shares or $5 million in value;

•	Executive Vice President (Messrs. McGarry and Thome)—lesser of 200,000 shares or $1 million in value; and

•	Senior Vice President (Messrs. Dale and Jafarieh)—lesser of 70,000 shares or $350,000 in value.

The guidelines encourage continued beneficial ownership of a significant amount of our Common Stock acquired through equity awards and help align the interests of senior executives with the interests of our stockholders. Executives generally must hold all Common Stock acquired through equity grants until the applicable thresholds are met, and an executive will not be eligible to receive further equity grants for the year if he or she sells the stock and such sale would result in a decrease below the established thresholds.

All current NEOs were in compliance with the share ownership guidelines as of December 31, 2018 or are expected to achieve compliance within the applicable five-year period.

2019 Proxy Statement — SLM CORPORATION    45

COMPENSATION DISCUSSION AND ANALYSIS

Hedging Prohibition

We prohibit directors and senior management from selling Common Stock short, buying or selling call or put options or other derivatives, or entering into other transactions that have the effect of hedging the economic value of any of their beneficial ownership of our shares.

Pledging Prohibition

We prohibit directors and senior management from purchasing Common Stock on margin or otherwise pledging Common Stock as collateral for a loan.

Clawback

Equity and cash bonus awards made to executives, including our NEOs, under the 2012 Omnibus Incentive Plan (the “2012 Plan”) currently contain clawback provisions in the event of a material misstatement of our financial results and certain other events.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Sallie Mae’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in our Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year 2018 all required reports were filed in a timely manner.

Tax Information: Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Acts of 2017, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” However, among other changes to Section 162(m), the exemption for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain arrangements in place as of November 2, 2017. The NGC Committee continues to have the flexibility to pay non-deductible compensation if it believes it is in the best interests of the Company.

Nominations, Governance and Compensation Committee—Delegation of Authority

Pursuant to the NGC Committee Charter and to the extent permitted by applicable law, rules or regulations, the NGC Committee may form and delegate all or a portion of its authority to subcommittees comprised of one or more members of the NGC Committee or to members of the Company’s management. Each subcommittee has the full power and authority of the NGC Committee as it relates to matters delegated to the subcommittee.

In addition, pursuant to the 2012 Plan, the NGC Committee has delegated limited authority to a subcommittee consisting of our Chairman and Chief Executive Officer and the Chair of the NGC Committee to approve bonuses, including RSUs, paid under the 2018 MIP to non-NEO employees. The NGC Committee has also delegated limited authority to our Chairman and Chief Executive Officer to make grants to new hires who are not subject to Section 16(b) of the Exchange Act. Neither subcommittee is permitted to grant awards to our NEOs or persons subject to Section 16(b) of the Exchange Act.

46    SLM CORPORATION — 2019 Proxy Statement

NOMINATIONS, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

NOMINATIONS, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The components of our compensation program are in place to promote prudent management decision-making and to profitably drive the evolution of our consumer banking business, all while ensuring we motivate, reward, and retain employees. Accordingly, we have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors its inclusion herein and its incorporation by reference in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Nominations, Governance and Compensation Committee

William N. Shiebler, Chair

Mary Carter Warren Franke

Earl A. Goode

Jim Matheson

Jed H. Pitcher

Kirsten O. Wolberg

2019 Proxy Statement — SLM CORPORATION    47

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The table below summarizes compensation paid or awarded to or earned by each of the NEOs for the fiscal years ended December 31, 2018, December 31, 2017, and December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(5)	Total ($)
Raymond J. Quinlan Chairman and Chief Executive Officer	2018	817,308	—	3,909,131	—	1,347,452	—	113,750	6,187,641
	2017	834,615	—	3,740,675	—	1,097,106	—	82,131	5,754,527
	2016	750,000	—	3,740,673	—	1,097,044	—	148,250	5,735,967
Steven J. McGarry Executive Vice President and Chief Financial Officer	2018	476,155	—	890,168	—	720,563	—	38,750	2,125,636
	2017	450,771	—	788,899	—	566,740	—	40,558	1,846,968
	2016	400,000	—	684,669	—	554,063	—	41,075	1,679,807
Paul F. Thome Executive Vice President and Chief Administration Officer	2018	384,616	—	721,325	—	514,001	—	38,750	1,658,692
	2017	400,000	—	589,487	—	418,504	—	37,304	1,445,295
	2016	392,308	—	522,739	—	443,250	—	88,539	1,446,836
Jeffrey F. Dale Senior Vice President and Chief Risk Officer	2018	384,616	—	578,078	—	384,300	—	35,864	1,382,858
	2017	400,000	—	505,741	—	317,281	—	35,560	1,258,582
	2016	400,000	—	494,667	—	359,033	—	33,350	1,287,050
Nicolas Jafarieh(4) Senior Vice President and General Counsel	2018	377,058	—	536,086	—	408,319	—	61,225	1,382,688
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Charles P. Rocha Former Executive Vice President and Chief Marketing Officer	2018	35,385	—	—	—	—	—	2,053,382	2,088,767
	2017	450,771	—	599,993	—	566,740	—	36,108	1,653,612
	2016	400,000	—	659,673	—	554,063	—	36,625	1,650,361

(1)

Consists of (i) the portions of the MIP awards that were deferred in the form of vested RSUs with respect to performance for 2018, 2017 and 2016; (ii) the PSUs granted to NEOs under the 2012 Plan in 2018, 2017 and 2016; (iii) the NEOs’ 2018, 2017 and 2016 long-term incentive awards of RSUs; and (iv) in Mr. Jafarieh’s case, the RSUs granted pursuant to his appointment as General Counsel. The vested RSU portions of the MIP awards carry transfer restrictions that lapse in equal increments over the next three years following the grant date. The amounts shown are the grant date fair values of the RSUs granted during 2018, 2017 and 2016 and in each case are computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 13—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s 2018 Form 10-K.

(2)

Represents the cash portions of the MIP awards paid to the NEOs with respect to performance in 2018, 2017 and 2016. For 2018, all MIP awards for the NEOs were paid 75 percent in cash and 25 percent in vested RSUs. For 2017 and 2016, all MIP awards for the NEOs except for Mr. Jafarieh were paid 75 percent in cash and 25 percent in vested RSUs. Mr. Jafarieh’s MIP awards in 2017 and 2016 were paid 100 percent in cash prior to his appointment as General Counsel. The grant date fair values of the RSU portions of the annual incentive awards that were granted in January of 2018 and 2017 and in February of 2016 are reflected in the Stock Awards column.

(3)

The Company terminated its tax-qualified pension plan and non-qualified supplemental pension plan in 2011. The Company does not pay any above-market earnings on non-qualified deferred compensation plans.

(4)

Mr. Jafarieh was not an NEO in the fiscal years ended December 31, 2016 and December 31, 2017. Accordingly, no information is displayed for 2016 and 2017. Mr. Jafarieh was appointed General Counsel on March 1, 2018.

48    SLM CORPORATION — 2019 Proxy Statement

SUMMARY COMPENSATION TABLE

(5)	For 2018, the components of “All Other Compensation” are as follows:

Name	Employer Contributions to Defined Contribution Plans ($)(a)	Severance ($)(b)	Relocation Allowance ($)(c)	Perquisites ($)(d)	Executive Physical ($)	Total ($)
Raymond J. Quinlan	38,750	—	—	75,000	—	113,750
Steven J. McGarry	38,750	—	—	—	—	38,750
Paul F. Thome	38,750	—	—	—	—	38,750
Jeffrey F. Dale	35,864	—	—	—	—	35,864
Nicolas Jafarieh	—	—	61,225	—	—	61,225
Charles P. Rocha	1,769	2,051,613	—	—	—	2,053,382

(a)

Amounts credited to the Company’s tax-qualified and non-qualified defined contribution plans. The combination of both plans provides participants with an employer contribution of up to five percent of the sum of base salary plus annual performance bonus up to $775,000 of total eligible plan compensation. For information regarding amounts credited in respect of non-qualified defined contribution plans, see “Non-Qualified Deferred Compensation for Fiscal Year 2018—Supplemental 401(k) Savings Plan on page 55.

(b)	Payments made in connection with the death of Mr. Rocha on January 17, 2018.

(c)

In connection with Mr. Jafarieh’s appointment as General Counsel, he received $61,225 in relocation benefits, which included a payment of $27,708 in respect of the taxes that he incurred in connection with his relocation benefits. In order to serve as General Counsel, Mr. Jafarieh was required to relocate to the Company’s corporate headquarters in Newark, Delaware from the Company’s Reston, Virginia office.

(d)	The Sallie Mae Fund, an affiliate of the Company, made charitable donations at the request of Mr. Quinlan totaling $75,000.

2019 Proxy Statement — SLM CORPORATION    49

2018 GRANTS OF PLAN-BASED AWARDS TABLE

2018 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding all plan-based awards attributable to 2018 performance, including all annual performance bonuses under the 2018 MIP (which were determined and paid in early 2019), and three-year, time-vesting RSU awards and PSUs vesting based upon cumulative charge-offs over a three-year performance period of our cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2017, granted January 26, 2018 with respect to the 2018 LTIP awards. The awards listed in this table were granted under the 2012 Plan and are described in more detail under “Compensation Discussion and Analysis.”

Name	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Secur- ities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raymond J. Quinlan	2018 LTIP RSU	—	—	—	—	—	—	223,321	—	—	2,594,990
	2018 LTIP PSU	—	—	—	—	74,440	111,660	—	—	—	864,993
	2018 MIP(1)	—	956,250	1,347,452	—	—	—	41,358	—	—	449,148
Steven J. McGarry	2018 LTIP RSU	—	—	—	—	—	—	41,953	—	—	487,494
	2018 LTIP PSU	—	—	—	—	13,984	20,976	—	—	—	162,494
	2018 MIP(1)	—	562,500	720,563	—	—	—	22,116	—	—	240,180
Paul F. Thome	2018 LTIP RSU	—	—	—	—	—	—	35,499	—	—	412,498
	2018 LTIP PSU	—	—	—	—	11,833	17,750	—	—	—	137,499
	2018 MIP(1)	—	375,000	514,001	—	—	—	15,776	—	—	171,327
Jeffrey F. Dale	2018 LTIP RSU	—	—	—	—	—	—	29,044	—	—	337,491
	2018 LTIP PSU	—	—	—	—	9,681	14,522	—	—	—	112,493
	2018 MIP(1)	—	300,000	384,300	—	—	—	11,795	—	—	128,094
Nicolas Jafarieh	2018 LTIP RSU	—	—	—	—	—	—	25,817	—	—	299,994
	2018 MIP(1)	—	318,750	408,319	—	—	—	12,532	—	—	136,098
	2018 Promo RSU(3)	—	—	—	—	—	—	9,107	—	—	99,995
Charles P. Rocha(4)	—	—	—	—	—	—	—	—	—	—	—

(1)

For Messrs. Quinlan, McGarry, Thome, Dale and Jafarieh, this row represents the actual payouts for each NEO under the 2018 MIP awards granted on (i) January 25, 2019 with respect to the cash component and (ii) January 28, 2019 with respect to the RSU component deferred in the form of fully vested RSUs with transfer restrictions incrementally lapsing over three years. The “Target” set forth in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column constitutes that portion of each NEO’s target bonus potentially payable in cash. The “Maximum” amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column represent the portions of the 2018 MIP that were paid in cash to each of the NEOs. The number of shares shown in the “All Other Stock Awards: Number of Shares of Stock or Units” column represents the portions of the 2018 MIP deferred in the form of previously described, fully-vested RSUs. For additional information regarding the computation and determination of cash and RSU portions of these awards, see footnote 2 to the Summary Compensation Table.

All determinations under the 2018 MIP and all associated payments have been made prior to the distribution of this proxy statement. While the NGC Committee certifies the funding, corporate and individual performance levels, it also retains and applies discretion, particularly as to the individual performance levels. Consequently, the sum of the dollar amounts contained in the 2018 MIP row under “Maximum” in “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and “Grant Date Fair Value of Stock and Options Awards” constitute the final, total dollar amount of the 2018 MIP awards.

(2)

The grant date fair value of the RSU awards is determined by multiplying the original number of RSUs granted by the closing price of the Company’s Common Stock on the grant date. The Company did not issue fractional RSUs to account for the number between the grant date fair value and the amount approved by the NGC Committee. No discounts have been applied to reflect the delayed vesting of these awards.

(3)	Grant made pursuant to Mr. Jafarieh’s appointment as General Counsel. The award will vest annually in one-third increments on the anniversary of the grant date.

(4)	Mr. Rocha died on January 17, 2018 and did not receive any awards in 2018.

50    SLM CORPORATION — 2019 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END TABLE

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END TABLE

The table below sets forth information regarding Company options and stock awards of the NEOs that were outstanding as of December 31, 2018.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Raymond J. Quinlan		—	—	—	—	763,083	6,341,220
Steven J. McGarry	01/27/2011	30,000	—	5.2430	1/27/2021
		—	—	—	—	130,101	1,081,139
Paul F. Thome	01/27/2011	30,000	—	5.2430	1/27/2021	—	—
		—	—	—	—	94,720	787,123
Jeffrey F. Dale	—	—	—	—	—	93,016	772,963
Nicolas Jafarieh	—	—	—	—	—	51,809	430,533
Charles P. Rocha	—	—	—	—	—	—	—

(1)	Options granted in 2011 to Messrs. McGarry and Thome were fully vested as of January 27, 2014.

(2)	The vesting dates of the NEOs’ unvested RSU awards that were outstanding as of December 31, 2018 are:

Name	Grant Date	# of RSUs Underlying Award	# of RSUs Vesting - Vesting Date 2019	# of RSUs Vesting - Vesting Date 2020	# of RSUs Vesting - Vesting Date 2021
Raymond J. Quinlan	02/26/2016	151,260	151,260 - 2/26	—	—
	01/27/2017	152,672	76,336 - 1/27	76,336 - 1/27	—
	01/26/2018	214,015	71,338 - 1/26	71,339 - 1/26	71,338 - 1/26
Steven J. McGarry	02/26/2016	22,409	22,409 - 2/26	—	—
	01/27/2017	26,520	13,260 - 1/27	13,260 - 1/27	—
	01/26/2018	40,204	13,401 - 1/26	13,402 - 1/26	13,401 - 1/26
Paul F. Thome	02/26/2016	21,008	21,008 - 2/26	—	—
	01/27/2017	19,890	9,945 - 1/27	9,945 - 1/27	—
	01/26/2018	34,356	11,452 - 1/26	11,452 - 1/26	11,452 - 1/26
Jeffrey F. Dale	02/26/2016	16,807	16,807 - 2/26	—	—
	01/27/2017	18,094	9,047 - 1/27	9,047 - 1/27	—
	01/26/2018	29,044	9,681 - 1/26	9,682 - 1/26	9,681 - 1/26
Nicolas Jafarieh	02/26/2016	8,403	8,403 - 2/26	—	—
	01/27/2017	8,482	4,241 - 1/27	4,241 - 1/27	—
	01/26/2018	25,817	8,605 - 1/26	8,606 - 1/26	8,606 - 1/26
	03/01/2018	9,107	3,035 - 3/1	3,036 - 3/1	3,036 - 3/1
Charles P. Rocha	—	—	—	—	—

2019 Proxy Statement — SLM CORPORATION    51

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END TABLE

(3)	The vesting dates of the NEOs’ unvested PSU awards that were outstanding as of December 31, 2018 contingent upon the achievement of the performance goals at target are:

Name	Grant Date	# of Performance Underlying Award	# of PSUs Vesting - Vesting Date 2019	# of PSUs Vesting - Vesting Date 2020	# of PSUs Vesting - Vesting Date 2021
Raymond J. Quinlan	02/26/2016	113,445	113,445 - 2/26	—	—
	01/27/2017	57,251	—	57,251 - 1/27	—
	01/26/2018	74,440	—	—	74,440 - 1/26
Steven J. McGarry	02/26/2016	16,806	16,806 - 2/26	—	—
	01/27/2017	10,178	—	10,178 - 1/27	—
	01/26/2018	13,984	—	—	13,984 - 1/26
Paul F. Thome(5)	01/27/2017	7,633	—	7,633 - 1/27	—
	01/26/2018	11,833	—	—	11,833 - 1/26
Jeffrey F. Dale	02/26/2016	12,605	12,605 - 2/26	—	—
	01/27/2017	6,785	—	6,785 - 1/27	—
	01/26/2018	9,681	—	—	9,681 - 1/26
Nicolas Jafarieh(6)	—	—	—	—	—
Charles P. Rocha	—	—	—	—	—

(4)	Market value of shares or units is calculated based on the closing price of the Company’s Common Stock on December 31, 2018 of $8.31.

(5)	Mr. Thome’s appointment as an Executive Officer occurred after the 2016 grant, resulting in his award consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

(6)	Mr. Jafarieh’s appointment as an Executive Officer occurred after the 2018 grant, resulting in his award consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

52    SLM CORPORATION — 2019 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2018

OPTION EXERCISES AND STOCK VESTED IN 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Raymond J. Quinlan	—	—	384,080	4,263,050
Steven J. McGarry	44,755	233,048	77,397	1,089,498
Paul F. Thome	39,297	204,627	61,270	883,062
Jeffrey F. Dale	—	—	48,231	533,696
Nicolas Jafarieh	—	—	30,114	331,843
Charles P. Rocha(3)	124,072	836,795	122,660	1,409,363

(1)

Includes vested RSUs received as a portion of the 2018 MIP award in January 2019 for 2018 performance for all NEOs except Mr. Rocha due to his death on January 17, 2018. These vested RSUs carry transfer restrictions detailed in the Summary Compensation Table footnotes of this proxy statement.

(2)	The value realized on vesting is the number of shares vested multiplied by the closing market price of the Company’s Common Stock on the vesting date.

(3)	The amounts reflected represent shares that were vested upon Mr. Rocha’s death on January 17, 2018 and options that were exercised by Mr. Rocha’s estate after his death.

2019 Proxy Statement — SLM CORPORATION    53

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2018, relating to equity compensation plans or arrangements pursuant to which options, restricted stock, RSUs, PSUs, stock units, or other rights to acquire shares may be granted from time to time.

Name	Number of securities to be issued upon exercise of outstanding options and rights(1)	Weighted average exercise price of outstanding options and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans	Types of awards issuable(2)
Equity compensation plans approved by security holders:					NQ, ISO, PSU, SAR, RES, RSU, ST
SLM Corporation 2012 Omnibus Incentive Plan
Traditional options	—	—	—
Net-settled options	—	—	—
RSUs/RES/PSUs	5,422,426	—	—
Total	5,422,426	—	—	20,226,115
Employee Stock Purchase Plan(3)				14,645,894	NQ, RES
Expired Plans					NQ, ISO, RES, RSU, SU
Traditional options	—	—	—
Net-settled options	679,477	4.25	1.2
RSUs/PSUs	—	—	—
Total	679,477	4.25	1.2	—
Total approved by security holders	6,101,903	4.25	1.2	34,872,009
Equity compensation plans not approved by security holders:
Compensation arrangements	—	—	—	—
Total not approved by security holders	—	—	—	—
Total	6,101,903	$10.44	1.2	34,872,009

(1)

Upon exercise of a net-settled option, optionees are entitled to receive the spread shares only. The spread shares equal the gross number of options granted less shares withheld to cover the option exercise cost. Accordingly, this column reflects the net-settled option spread shares issuable at December 31, 2018, where provided. Net-settled shares that are underwater are excluded from this table because their issuance would have an anti-dilutive effect.

(2)

NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), PSU (Performance Stock Unit), SAR (Stock Appreciation Rights), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards), SU (Stock Units).

(3)	Number of shares available for issuance under the Employee Stock Purchase Plan (“ESPP”) as of December 31, 2018. The ESPP was amended and restated on June 25, 2014, and amended on June 25, 2015.

54    SLM CORPORATION — 2019 Proxy Statement

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2018

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2018

Deferred Compensation Plan for Key Employees

The table below provides information about the non-qualified deferred compensation of the NEOs in 2018. Under the Sallie Mae Deferred Compensation Plan for Key Employees (“DC Plan”), eligible employees may elect to defer up to 100 percent of their annual cash performance bonus and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts, and participants are general creditors of the Company with regard to their accounts.

We make contributions to the DC Plan only if, and to the extent, a participant’s deferral under this plan reduces the contribution that would have been made under our tax-qualified defined contribution plan. No such contributions under the DC Plan were made for any NEO for 2018. Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. Our stock is one of the available investment options under the DC Plan. Earnings credited do not constitute “above-market” earnings as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be distributed either in a lump sum, annual installments, or a formula acceptable to us. Accounts may also be paid while a participant is “in service” on a pre-specified date, provided that the distribution date is at least two years after the date of the last deferral.

Supplemental 401(k) Savings Plan

Under the Sallie Mae Supplemental 401(k) Savings Plan (“Supplemental 401(k)”), eligible employees may elect to defer five percent of their base salary and annual bonus or up to $775,000 of total eligible pay.

We may also make matching contributions to a participant’s account. We will match a participant’s contribution after the participant completes 12 months of service. Participants are fully vested in our matching contributions at all times. Participants may elect to have their plan accounts deemed invested in the core investment funds offered under our tax-qualified 401(k) plan, and earnings are credited to participants’ Supplemental 401(k) accounts when such amounts would have been credited under our tax-qualified 401(k) plan. Earnings credited to the participants’ accounts do not constitute “above-market” earnings as defined by the SEC.

Participants elect the time and form of payment of their accounts. Accounts are paid in cash in a lump sum or by annual installments over 10 years. A participant may request an early distribution if the participant experiences a substantial, unforeseen financial hardship (as defined in the plan).

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Raymond J. Quinlan	Supplemental 401(k)	25,000	25,000	(11,335)	—	169,622
Steven J. McGarry	Supplemental 401(k)	25,000	25,000	(21,874)	—	296,748
	DC Plan	—	—	(1,775)	—	16,360
Paul F. Thome	Supplemental 401(k)	25,000	25,000	(71,007)	—	325,031
Jeffrey F. Dale	Supplemental 401(k)	22,114	22,114	(10,834)	—	145,813
Nicolas Jafarieh	—	—	—	—	—	—
Charles P. Rocha	Supplemental 401(k)	—	—	7,425	(230,470)	—

(1)	Registrant Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 5 to the Summary Compensation Table.

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ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Executive Severance Plan

Under our Executive Severance Plan for Senior Officers (the “Severance Plan”), eligible officers who do not have an individually negotiated severance arrangement will receive a lump sum cash payment equal to: (1) a multiple of base salary and an average of the last 24 months of bonus compensation; plus (2) pro-rated target bonus for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) our decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan); (c) death or disability; or (d) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: Chief Executive Officer (x 2.0); Higher than Executive Vice President (x 1.5); Executive or Senior Vice President (x 1.0). Under the Severance Plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and incentive bonus.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the Chief Executive Officer). Treatment of equity upon severance is governed by the terms of the applicable equity agreement and not the Severance Plan. All payments and benefits provided under the Severance Plan are conditioned on the participant’s continuing compliance with the terms of the Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

Change in Control Severance Plan

Under the Company’s Change in Control Severance Plan for Senior Officers (the “Change in Control Severance Plan”), if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual performance bonus (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. Under the Change in Control Severance Plan, equity awards made before January 1, 2009 vest upon a change in control pursuant to their terms, regardless of whether the participant’s employment terminates, and equity awards granted after January 1, 2009 become vested and non-forfeitable in connection with a change in control only if the participant’s employment is terminated or if the acquiring or surviving entity does not assume the awards. The Change in Control Severance Plan does not allow for gross-ups. All payments and benefits provided under the Change in Control Severance Plan are conditioned on the participant’s continuing compliance with the Change in Control Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

Rocha Severance and Release Agreement

Pursuant to Mr. Rocha’s death on January 17, 2018, the Company entered into a severance and release agreement with Mr. Rocha’s estate in March 2018 (the “Rocha Agreement”) based on the Company’s Severance Plan. Mr. Rocha’s estate received the following payments and benefits under the Rocha Agreement: (i) a lump sum cash payment equal to $2,051,613.38 less withholding taxes and other deductions and (ii) up to 36 months of Company’s subsidized continued healthcare benefits for Mr. Rocha’s dependents. Such payments and benefits were awarded based on the terms of the Severance Plan and the following factors: (i) from 2014 through 2017, Mr. Rocha led marketing efforts that resulted in increased private student loan originations and improved market share; (ii) Mr. Rocha oversaw his team’s support of the Company’s deposit franchise, which finished the year in 2017 $650 million greater than it started, a key component of keeping the Company’s funding base strength; and (iii) the Company also conducted another successful Bridging the Dream Scholarship program concluding in 2017, with employees participating in activities to raise nearly $60,000 for scholarships as part of the Company’s mission to help families save, plan, and pay for college.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to Messrs. Quinlan, McGarry, Thome, Dale and Jafarieh on December 31, 2018, if such individual’s employment had terminated on that date, given the individual’s compensation and service levels as of December 31, 2018. The values reported in the table below with respect to equity vesting are based on the Company’s closing stock price on December 31, 2018 of $8.31 per share.

The following severance arrangements were effective for Messrs. Quinlan, McGarry, Thome, Dale and Jafarieh on December 31, 2018: (i) the Severance Plan, (ii) the Change in Control Severance Plan, and (iii) equity acceleration and settlement provisions contained in awards issued pursuant to the 2012 Plan and predecessor equity plans.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

	Change in Control without Termination(1) ($)	Change in Control with Termination without Cause or for Good Reason(2) ($)	Termination by the Company without Cause or by the Executive for Good Reason(3) ($)	Termination by the Company with Cause(4) ($)	Termination by the Executive upon Retirement(5) ($)	Termination by Death or Disability(6) ($)

Raymond J. Quinlan

Equity Vesting	—	7,066,184	7,066,184	—	4,558,492	7,066,184

Cash Severance	—	6,568,205	4,959,410	—	—	4,959,410

Medical Insurance/Outplacement	—	21,154	36,154	—	—	36,154

Total	—	13,655,543	12,061,748	—	4,558,492	12,061,748

Steven J. McGarry

Equity Vesting	—	1,537,551	1,537,551	—	1,537,551	1,537,551

Cash Severance	—	3,671,500	1,358,202	—	—	1,358,202

Medical Insurance/Outplacement	—	29,578	37,184	—	—	37,184

Total	—	5,238,269	2,932,937	—	1,537,551	2,932,937

Paul F. Thome

Equity Vesting	—	1,116,708	1,116,708	—	1,116,708	1,116,708

Cash Severance	—	2,670,670	1,021,670	—	—	1,021,670

Medical Insurance/Outplacement	—	21,154	30,866	—	—	30,866

Total	—	3,808,532	2,169,244	—	1,116,708	2,169,244

Jeffrey F. Dale

Equity Vesting	—	979,574	979,574	—	—	979,574

Cash Severance	—	2,224,800	867,720	—	—	867,720

Medical Insurance/Outplacement	—	21,154	30,866	—	—	30,866

Total	—	3,225,528	1,878,160	—	—	1,878,160

Nicolas Jafarieh

Equity Vesting	—	430,533	430,533	—	—	430,533

Cash Severance	—	2,363,850	838,018	—	—	838,018

Medical Insurance/Outplacement	—	32,684	39,513	—	—	39,513

Total	—	2,827,067	1,308,064	—	—	1,308,064

Charles P. Rocha(7)

Equity Vesting	—	—	—	—	—	—

Cash Severance	—	—	—	—	—	—

Medical Insurance/Outplacement	—	—	—	—	—	—

Total	—	—	—	—	—	—

(1)	For Equity Vesting—Assumes all equity awards are assumed by the surviving/acquiring company in a change in control.

(2)

For Equity Vesting—Amounts shown are the value of RSU awards (including all dividend equivalents) plus the spread value of net stock options that would vest for each individual on December 31, 2018, based on the closing market price of the Company’s Common Stock on that date of $8.31. Assumes RSUs and stock options are not assumed in a change of control. For medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 24 months.

(3)

For Equity Vesting—Upon termination, these awards generally continue to vest based on their original vesting terms. For Medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 18 months (24 months in Mr. Quinlan’s case), plus $15,000 of outplacement services.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

(4)	For Equity Vesting—Vested and unvested equity awards forfeit upon a termination for cause (as defined in the plan).

(5)

For Equity Vesting—Retirement eligibility for equity treatment awards granted prior to 2013 is age 60 or more, or age plus service with the Company or its subsidiaries of 70 or more. For awards granted in 2013 through 2016, retirement eligibility requires five years or more of service, as defined by policy, to the Company, and either has reached the age of 65 or more, or age plus service with the Company or its subsidiaries of 75 or more. Beginning with awards granted in 2017, employees are considered retirement eligible at age 55 or more, with 70 or more years of combined age and years of service with the Company or its subsidiaries. Upon eligible retirement, these awards generally continue to vest based on their original terms. On December 31, 2018, Mr. Quinlan, Mr. McGarry and Mr. Thome were retirement eligible.

(6)

For Equity Vesting—Unvested equity awards accelerate upon termination by death or disability (as defined in the plan). Amounts shown are the value of RSU awards plus the spread value of net stock options that would vest for each individual on December 31, 2018, based on the closing market price of the Company’s Common Stock on that date of $8.31.

(7)

Mr. Rocha died on January 17, 2018. Following his death, Mr. Rocha’s estate received a lump sum severance payment of $2,051,613.38 and will receive monthly cash payments for 36 months equal to the difference between the COBRA premium and the premium charged to active employees for such coverage, to the extent his family members elect to participate in COBRA.

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2018 PAY RATIO DISCLOSURE

2018 PAY RATIO DISCLOSURE

Pay Ratio

In accordance with the requirements of Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2018:

•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $79,408;

•	the annual total compensation of our Chief Executive Officer was $6,187,641; and

•	the ratio of these two amounts was 78 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

Pursuant to the SEC Rules, a company must identify its “median employee” once every three years, unless there has been a change in its employee population or employee compensation arrangements such that the company reasonably believes the change would result in a significant change in the CEO pay ratio. After a detailed review, we determined that it is appropriate to use the same median employee identified last year at December 31, 2017 because there have not been changes to our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in the CEO pay ratio. For your reference, we have provided the methodology below that was used last year to identify our “median employee.”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our “median employee.” We determined that, as of December 31, 2017, our employee population consisted of approximately 1,500 individuals (as reported in Item 1, Business, in our 2017 Form 10-K). Our employee population consisted of our workforce of full-time, part-time, seasonal and temporary employees.

We selected December 31, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee” because we wanted to measure the median employee’s compensation on the same date the CEO’s pay is calculated.

Determining our Median Employee

To identify our “median employee” from our total employee population, we compared the amount of base pay and bonus (base pay included all wages paid during the year, plus any equivalent paid time off, including but not limited to leave pay, military pay, volunteer pay and holiday pay, and the bonus calculation included any performance-based incentive payment). We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying our “median employee.”

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States who provides support in our operations business.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2018 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2018 (as set forth in the 2018 Summary Compensation Table on page 48 of this Proxy Statement), adjusted to include the cost to the Company in 2018 of specified employee

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2018 PAY RATIO DISCLOSURE

benefits that are provided on a non-discriminatory basis, including employee assistance benefits (including tuition reimbursements and participation in a medical and wellness assistance program).

Our CEO’s annual total compensation for 2018 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2018 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee.”

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our directors’ compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size and to align the directors’ interests with that of our stockholders. The NGC Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors.

2018 DIRECTOR COMPENSATION TABLE

The following table provides summary information for the year ended December 31, 2018, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total($)

Paul G. Child	115,000	89,993	—	21	205,014

Mary Carter Warren Franke	95,000	89,993	—	21	185,014

Earl A. Goode	100,000	89,993	—	11	190,004

Marianne M. Keler	100,000	89,993	—	21	190,014

Jim Matheson	90,000	89,993	—	21	180,014

Jed H. Pitcher	105,000	89,993	—	11	195,004

Frank C. Puleo	105,000	89,993	—	14	195,007

Vivian C. Schneck-Last	95,000	89,993	—	21	185,014

William N. Shiebler	105,000	89,993	—	11	195,004

Robert S. Strong	90,000	89,993	—	21	180,014

Kirsten O. Wolberg	90,000	89,993	—	21	180,014

(1)	Director fees are paid quarterly in arrears.

(2)

The non-employee directors elected to our Board of Directors at the 2018 Annual Meeting each received a restricted stock award on June 21, 2018 which vests in full upon the 2019 Annual Meeting, scheduled to be held on June 20, 2019. The grant date fair market value for each share of restricted stock granted on June 21, 2018 to directors is based on the closing market price of our stock on June 21, 2018, which was $11.73. Additional details on accounting for stock-based compensation can be found in Note 2, “Significant Accounting Policies” and Note 13, “Stock-Based Compensation Plans and Arrangements” of Sallie Mae’s Consolidated Financial Statements contained in the Company’s 2018 Form 10-K. Each director received a total of 7,672 shares of restricted Common Stock as a result of the aforementioned awards that will vest upon the Company’s 2019 Annual Meeting on June 20, 2019 if the director is still incumbent at that time.

(3)

We did not grant any stock options to the non-employee directors during 2018. The non-employee directors’ vested and outstanding stock options are reported in the Ownership of Common Stock by Directors and Executive Officers section in this proxy statement.

(4)	Includes annual premiums paid by us to provide a life insurance benefit of $50,000.

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2018 DIRECTOR COMPENSATION TABLE

Director Compensation Elements

The following table highlights the material elements of our 2018 director compensation program:

Membership/Retainer	Annual Cash Retainer
Board of Directors Retainer	$70,000
Lead Independent Director Retainer	$25,000
Committee Chair Retainer
• Audit Committee	$25,000
• Nominations, Governance and Compensation Committee	$20,000
• Risk Committee	$20,000
• Compliance Committee	$20,000
• Strategic Planning Committee	$10,000
Committee Membership Retainer
• Audit Committee	$10,000
• Nominations, Governance and Compensation Committee	$10,000
• Risk Committee	$10,000
• Compliance Committee	$10,000
• Strategic Planning Committee	$ 5,000

In addition to the Committees above, some of our non-employee directors are also members of our Preferred Stock Committee. No fees were paid in 2018 in connection with this Committee.

In addition to the cash retainers set forth above, our non-employee directors each received $90,000 in restricted stock awards, which resulted in a grant date fair value of $89,993. These restricted stock awards will vest and become transferable upon the Company’s 2019 Annual Meeting. These awards will be forfeited if the grantee ceases to be a member of the Board of Directors prior to the vesting event for any reason other than death, disability, or change of control.

We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors. Under our stock ownership guidelines, each director is expected, within five years of initial election to the Board of Directors, to own Common Stock with a value equivalent to four times his or her annual cash retainer for serving on our Board of Directors. As of December 31, 2018, all then current directors were in compliance with our stock ownership guidelines or are expected to achieve compliance within the applicable five-year period.

Other Compensation

We provide non-employee directors with company-paid business travel accident insurance.

Deferred Compensation Plan

Under our Deferred Compensation Plan for Directors (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) or Company stock upon termination of the director’s service on the Board of Directors (except for hardship withdrawals in limited circumstances). During 2018, none of the non-employee directors actively participated in the Director Deferral Plan.

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OTHER MATTERS

OTHER MATTERS

Other Matters for the 2019 Annual Meeting

As of the date of this proxy statement, there are no matters the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Sallie Mae has not been notified of any other business proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a stockholder electronically, telephonically, or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote such stockholder’s shares on any such matters in accordance with their best judgment.

Stockholder Proposals for the 2020 Annual Meeting

A stockholder who intends to introduce a proposal for consideration at Sallie Mae’s 2020 annual meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2020 proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 of the Exchange Act (“Rule 14a-8”). To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than January 4, 2020, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included in Sallie Mae’s 2020 proxy statement.

Sallie Mae’s By-Laws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Sallie Mae’s By-Laws provide that any such proposals or nominations for our 2020 annual meeting must be received by it not earlier than the close of business on February 21, 2020, nor later than the close of business on March 22, 2020. Any such notice must satisfy the other requirements in Sallie Mae’s By-Laws applicable to such proposals and nominations. If a stockholder fails to meet these deadlines or fails to comply with the requirements of Rule 14a-4(c) under the Exchange Act, Sallie Mae may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by us. Sallie Mae has engaged Georgeson LLC to solicit proxies for an estimated fee of $12,000 plus reimbursement for out-of-pocket costs. In addition, officers, directors, regular employees, or other agents of Sallie Mae may solicit proxies by telephone, telefax, personal calls, or other electronic means. We will request banks, brokers, custodians, and other nominees in whose names shares are registered to furnish to the beneficial owners of Sallie Mae’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the 2018 Form 10-K, this proxy statement and the proxy card and, upon request, we will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Notice of Availability or proxy materials, as the case may be, to a stockholder at a shared address to which a single copy of the document(s) was delivered. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095. If you are a beneficial stockholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you want to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote? Only stockholders who owned shares of our Common Stock, par value $.20 per share, at the close of business on April 23, 2019, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Sallie Mae’s Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SLM.” On April 23, 2019, 432,269,118 shares of Common Stock were outstanding and eligible to be voted.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? We are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. On or about May 3, 2019, we mailed a Notice of Availability of Proxy Materials (“Notice of Availability”) to the Company’s stockholders. The Notice of Availability contains instructions on how to access our proxy materials and vote online or vote by telephone. The Notice of Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via an e-mail that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials? You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed in the Notice of Availability, at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record? If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on routine matters. Routine matters DO NOT include Proposals 1 and 2, but do include Proposal 3 (relating to the ratification of the appointment of the independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Sallie Mae encourages you to vote your shares.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Sallie Mae or to a third party, or to vote in person at the Annual Meeting.

How do I vote? We encourage stockholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet. You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 19, 2019. Please have your Notice of Availability or proxy card available when you log on.

•

By Telephone. If you wish to vote by telephone, you may call the toll-free telephone number on the Notice of Availability or your proxy card, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 19, 2019.

•

In Person. If you hold shares directly in your name as a stockholder of record, you may either vote in person or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

•

By Mail. If you hold your shares in street name through a broker, bank, trustee or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on June 19, 2019. If you hold your shares directly in your name as a stockholder of record, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the proxy card and return it in the prepaid return envelope provided. Your proxy card must be received no later than the close of business on June 19, 2019.

2019 Proxy Statement — SLM CORPORATION    65

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares? You may instruct your broker, bank, trustee or other nominee about how to vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares with respect to Proposal 3 on the proxy card (relating to the ratification of the appointment of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1 and 2 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my 401(k) Plan? If you participate in our 401(k) Plan, you may vote the number of shares equivalent to your interest, if any, as credited to your account on the record date. You will need to instruct the 401(k) Plan Trustee by telephone, internet or mail on how to vote your shares. Voting instructions must be received no later than the close of business on June 17, 2019. If you own shares through our 401(k) Plan and do not provide voting instructions with respect to your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

How do proxies work? The Board of Directors is requesting your proxy. Giving your proxy means you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that stockholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” advisory approval of Sallie Mae’s executive compensation set forth in Proposal 2; and

•	“FOR” ratification of the appointment of Sallie Mae’s independent registered public accounting firm set forth in Proposal 3.

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Sallie Mae does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote? Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Sallie Mae’s Corporate Secretary at the Office of the Corporate Secretary, 300 Continental Drive, Newark, Delaware 19713;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Attending the Annual Meeting and voting in person.

If your shares are held in street name, contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum? A quorum is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Common Stock entitled to vote are present in person or represented by proxy at the Annual Meeting, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

Who will count the vote? Votes will be tabulated by our General Counsel, who will act as the Inspector of Elections at the Annual Meeting.

Who can attend the Annual Meeting? Only holders of Common Stock as of the record date, April 23, 2019, or duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive? The Annual Meeting will be held at Sallie Mae’s Headquarters, 300 Continental Drive, Newark, Delaware 19713. Admission to the Annual Meeting will begin at 10:00 a.m., Eastern Daylight Time.

66    SLM CORPORATION — 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 10:00 a.m., Eastern Daylight Time, to ensure that you are seated by the commencement of the Annual Meeting at 11:00 a.m., Eastern Daylight Time;

•	be prepared to comply with security requirements, which may include guards searching all bags and attendees passing through a metal detector;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, will not be permitted in the meeting room; and

•

bring photo identification, such as a driver’s license, and proof of ownership of Common Stock on the record date, April 23, 2019. If you are a holder of record, the top half of your proxy card or your Notice of Availability is your admission ticket. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank, trustee or other nominee that holds your shares of Common Stock.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

2019 Proxy Statement — SLM CORPORATION    67

SLM CORPORATION ATTN: CORPORATE SECRETARY 300 CONTINENTAL DRIVE NEWARK, DE 19713

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35580-                    KEEP THIS PORTION FOR YOUR RECORDS

P00228

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLM CORPORATION
The Board of Directors recommends you vote
FOR the following proposals:
1. Election of Directors
Nominees:		For	Against	Abstain
1a. Paul G. Child		☐	☐	☐			For	Against	Abstain
1b. Mary Carter Warren Franke		☐	☐	☐	1k. Robert S. Strong		☐	☐	☐
1c. Earl A. Goode		☐	☐	☐	1l. Kirsten O. Wolberg		☐	☐	☐
1d. Marianne M. Keler		☐	☐	☐	2. Advisory approval of SLM Corporation’s executive compensation.		☐	☐	☐
1e. Mark L. Lavelle		☐	☐	☐	3. Ratification of the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for 2019.		☐	☐	☐
1f. Jim Matheson		☐	☐	☐
1g. Frank C. Puleo		☐	☐	☐
1h. Raymond J. Quinlan		☐	☐	☐
1i. Vivian C. Schneck-Last		☐	☐	☐

NOTE: This proxy is revocable and the shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted as the Board of Directors recommends. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.

1j. William N. Shiebler		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ADMISSION TICKET

Bring this ticket and photo ID with you if you plan on attending the meeting.

NOTE: Cameras, transmission, broadcasting and other recording devices, including certain smart phones, will not be permitted in the meeting room. Attendees will be asked to pass through a security screening device or adhere to other security measures prior to entering the Annual Meeting. We regret any inconvenience this may cause you and we appreciate your cooperation.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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E35581-P00228

SLM CORPORATION

Annual Meeting of Stockholders

June 20, 2019 11:00 AM

Sallie Mae

300 Continental Drive

Newark, DE 19713

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicolas Jafarieh and Richard M. Nelson or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of SLM Corporation to be held on June 20, 2019, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2 AND 3, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN CERTAIN SLM CORPORATION 401(K) PLANS.